Exhibit 4.38

EXECUTION VERSION

INDENTURE

Dated as of June 27, 2017

Among

SIBANYE GOLD LIMITED

as a Guarantor

STILLWATER MINING COMPANY

as Issuer

and

THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Trustee

6.125% SENIOR NOTES DUE 2022

7.125% SENIOR NOTES DUE 2025

i

ii

SCHEDULES

SCHEDULE 1	FORM OF FACE OF 2022 NOTE

SCHEDULE 2	FORM OF 2025 NOTE

SCHEDULE 3	FORM OF CERTIFICATE OF TRANSFER

SCHEDULE 4	FORM OF CERTIFICATE OF EXCHANGE

SCHEDULE 5	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

iii

INDENTURE, dated as of June 27, 2017, among Sibanye Gold Limited, a public company duly registered and incorporated under the laws of South Africa (the "Company") as a Guarantor, Stillwater Mining Company, a corporation existing under the laws of the state of Delaware (the "Issuer"), the other Guarantors (as defined herein) listed on the signature pages hereto, and The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee (the "Trustee").

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issuance of (i) $500 million of 2022 Notes (the "Initial 2022 Notes") and (ii) $550 million of 2025 Notes, (the "Initial 2025 Notes" and together with the Initial 2022 Notes, the "Initial Notes");

WHEREAS, the Issuer may issue an unlimited principal amount of additional Notes (the "Additional Notes"); and

WHEREAS, the Issuer and each of the Guarantors have duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.          Definitions

"144A Global Note" means a Global Note substantially in the form of Schedule 1 or Schedule 2 attached hereto, as applicable, bearing the Global Notes Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the applicable series of Notes sold in reliance on Rule 144A.

"2022 Notes" means the Initial 2022 Notes and any Additional Notes of the same series.

"2025 Notes" means the Initial 2025 Notes and any Additional Notes of the same series.

"Acquired Indebtedness" means, with respect to any specified Person, Indebtedness

(a)           of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or

(b)          assumed in connection with the acquisition of assets from such Person,

in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Acquisition" means the acquisition of Stillwater Mining Company.

"Additional Assets" means:

(a)          any property, plant, equipment, or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or any of its Restricted Subsidiaries in a Similar Business;

(b)          the Capital Stock of a Person that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or its Restricted Subsidiary; or

(c)          Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided,  however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Similar Business.

"Additional Notes" means additional Notes of each series (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09, as part of the same series as the applicable series of Initial Notes whether or not they bear the same "CUSIP" number.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, exclusively for purposes of Section 4.10 and Section 4.11, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Agent" means any Registrar or Paying Agent.

"Applicable Premium" means, with respect to a Note of the applicable series on any date of redemption, the greater of:

(a)           1.0% of the principal amount of such Note, and

(b)          the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes) (such redemption price being described under Section 3.07 of this Indenture), plus (ii) all required interest payments due on such Note through June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes) (excluding accrued but unpaid interest to the date of redemption), computed in accordance with standard market convention using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer will designate; provided that such calculation will not be the duty or obligation of the Trustee.

"Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation, or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a)           a disposition of assets by a Restricted Subsidiary of the Company or by the Company or any of its Restricted Subsidiaries to a Restricted Subsidiary of the Company;

(b)          a disposition of Cash Equivalents in the ordinary course of business;

(c)           a disposition of inventories in the ordinary course of business or any disposition of property pursuant to a Deferred Revenue Financing Arrangement;

(d)          a disposition of obsolete, damaged or worn out property or equipment or property or equipment that are no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(f)           an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

(g)          any Permitted Investment or Restricted Payment in compliance with Section 4.07;

(h)          for purposes of Section 4.10 only, Permitted Investment or Restricted Payment in compliance with Section 4.07;

(i)           dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $25.0 million;

(j)           the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(k)          the issuance by a Restricted Subsidiary of the Company of Preferred Stock that is permitted by Section 4.09;

(l)           the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(m)         foreclosure, condemnation, expropriation, nationalization, eminent domain or any similar action with respect to any assets;

(n)          any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(o)          the unwinding of any Hedging Obligations;

(p)          the surrender or waiver of contract rights or the settlement or surrender of contract, tort or other claims;

(q)          dispositions to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(r)           any sale, transfer or other disposition of accounts receivable or inventories in connection with a Qualified Securitization Financing; and

(s)           the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business.

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with IFRS; provided,  however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

"beneficial ownership" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and "beneficial owner" has a corresponding meaning.

"Board of Directors" means:

(a)           with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(b)          with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)           with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Johannesburg, South Africa are authorized or required by law to close.

"Bridge Loan" means the U.S.$2.65 billion bridge loan facility obtained by the Company, directly and indirectly through its newly formed U.S. merger subsidiary from Citibank N.A., London Branch and HSBC Bank plc (and to which JPMorgan Chase Bank, N.A., London Branch and Rand Merchant Bank, a division of FirstRand Bank Limited, among others, subsequently acceded as lenders pursuant to a syndication agreement) to fund the Acquisition, to refinance existing indebtedness at Stillwater Mining Company and to pay certain related fees, costs and expenses.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

"Capitalized Lease Obligations" means an obligation that would have been required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS as in effect on the Issue Date. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with IFRS as in effect on the Issue Date, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Equivalents" means:

(a)           South African rand, U.S. dollars or, in the case of any foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(b)          securities issued or directly and fully Guaranteed or insured by (i) the United States of America, South Africa or Canada, or (ii) so long as such country's long-term debt is rated "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's any agency or instrumentality thereof, a member state of the European Union, the United Kingdom, Switzerland, or Norway (provided that the full faith and credit of the United States of America, the relevant member state of the European Union, the United Kingdom, Switzerland, Norway, Canada or South Africa is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(c)           marketable general obligations issued by any state of the United States or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of 'A' or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(d)          certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least 'A' or the equivalent thereof by Standard & Poor's Ratings Services, or 'A' or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(e)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and (d) entered into with any bank meeting the qualifications specified in clause (d) above;

(f)           commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(g)          interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

"Change of Control" means:

(a)           any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, amalgamation, consolidation or purchase of all or substantially all of its assets); or

(b)          the merger, consolidation, or amalgamation of the Company with or into another Person or the merger, amalgamation or consolidation of another Person with or into the Company or the merger, amalgamation or consolidation of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or

(c)           the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(d)          the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(e)           the first day on which a majority of the Board of Directors of the Company are not Continuing Directors; or

(f)           the Company ceases to own, directly or indirectly, all of the Capital Stock of the Issuer.

For the avoidance of doubt, no Change of Control will occur upon a Permitted Reorganization.

"Clearstream" means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commodity Agreement" means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used, produced or sold in the ordinary course of business of the Company and its Restricted Subsidiaries.

"Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether or not outstanding on the Issue Date, and includes, all series and classes of such common stock.

"Company" means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article V.

"Consolidated EBITDA" for any period means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)           increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(i)           Consolidated Interest Expense; plus

(ii)          Consolidated Income Taxes; plus

(iii)         consolidated amortization, depletion and depreciation expense; plus

(iv)         other non-cash charges reducing Consolidated Net Income (other than depreciation, amortization or depletion expense (but including environmental rehabilitation and reclamation expenses)), including any write-offs or losses from (or gains on the reversal of previously recognized) write-downs or impairments (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment), and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(v)          any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, merger, amalgamation, consolidation, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes; plus

(vi)         any restructuring charges, integration costs or costs associated with establishing new facilities (which, for the avoidance of doubt, shall include retention, severance, relocation, workforce reduction, contract termination, systems establishment costs and facilities consolidation costs) certified by the chief financial officer of the Company and deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of all charges, expenses and costs added back under this clause (vi) shall not exceed $15.0 million in any consecutive four quarter period; plus

(vii)        accretion of asset retirement obligations, net of cash payments for such asset retirement obligations; plus

(viii)       non-recurring or unusual losses or expenses,

(b)          decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the accrual of revenue in the ordinary course of business or the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period); and

(c)           increased or decreased (without duplication) to eliminate, to the extent reflected in Consolidated Net Income, effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person's consolidated financial statements resulting from the application of purchase accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (a)(ii) through (viii) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (a)(ii) through (viii) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

"Consolidated Income Taxes" means, with respect to any Person for any period, provision of such Person for such period (calculated on a consolidated basis in accordance with IFRS) in respect of taxes imposed upon such Person or other payments required to be made by such Person to any governmental authority which taxes or other payments are calculated by reference to the income (including royalties) or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, federal, provincial, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

"Consolidated Interest Expense" means, with respect to any Person, for any period, the total interest expense with respect to Indebtedness of such Person and its consolidated Restricted Subsidiaries, net of any interest income received by such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(a)           interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto;

(b)          amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided,  however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c)           non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments shall be excluded from the calculation of Consolidated Interest Expense;

(d)          commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(e)           the interest expense on Indebtedness (other than Non-Recourse Debt) of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(f)           costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(g)          interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(h)          the product of (i) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non-Guarantors payable to a party other than the Company or a Wholly-Owned Subsidiary, times (ii)  a fraction, the numerator of which is one and the denominator of which is one minus the then current combined South African and U.S. federal, state, provincial, municipal and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with IFRS;

(i)           Receivables Fees; and

(j)           the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are intended to be used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Leverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (a) through (j) above) relating to any Indebtedness of such Person or any of the Restricted Subsidiaries of the Company described in the final paragraph of the definition of "Indebtedness."

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, (i) without duplication of clause (i) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Securitization Assets assets shall be included in Consolidated Interest Expense and (ii) any imputed interest in respect of any Deferred Revenue Financing Arrangement shall not be included in Consolidated Interest Expense.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS; provided,  however, that there will not be included in such Consolidated Net Income:

(a)           any net income (loss) of any Person if such Person is not a Restricted Subsidiary of the Company or that is accounted for by the equity method of accounting, except that:

(i)           subject to the limitations contained in clauses (c) through (h) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of the Company, to the limitations contained in clause (b) below); and

(ii)          the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or its Restricted Subsidiary;

(b)          solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(iv)(C)(A) any net income (but not loss) of any Restricted Subsidiary of the Company (other than a Guarantor) will be excluded if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(i)           subject to the limitations contained in clauses (c) through (h) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company as a dividend (subject, in the case of a dividend to another Restricted Subsidiary of the Company, to the limitation contained in this clause); and

(ii)          the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(c)           any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by Senior Management;

(d)          any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(e)           any extraordinary gain or loss or non-recurring items;

(f)           any unrealized net gain or loss resulting in such period from (i) Hedging Obligations or other derivative instruments and (ii) currency translation gains or losses related to currency remeasurements of Indebtedness;

(g)          any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests; and

(h)          the cumulative effect of a change in accounting principles.

"Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company: (1) who was a member of such Board of Directors on the Issue Date or (2) whose election or nomination for election to such Board of Directors has been approved by a majority of the Continuing Directors who were at the time of such nomination or election members of such Board.

"Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company, or the principal corporate trust office of any successor T rustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

"Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary, in each case designed to protect such Person against fluctuations in currency exchange rate.

"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

"Debt Facility" means one or more debt facilities (including the USD Revolving Credit Facility and the Rand Revolving Credit Facility) or commercial paper facilities with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds, indentures or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under any credit or other agreement or indenture).

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

"Deferred Revenue Financing Arrangement" means any financing transaction, including any stream transaction or royalty agreement, (x) pursuant to which (a) the Company or any of its Restricted Subsidiaries receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a Person other than an Affiliate, (b) such liability in relation to such financial transaction is amortized upon the delivery or sale of such mineral assets and (c) there is no obligation to sell a minimum amount of the relevant mineral assets and (y) which financing transaction is customary in the mining business.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Schedule 1 or Schedule 3 hereto, as applicable, except that such Note shall not bear the Global Notes Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

"Depositary" means, with respect to Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)          matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)          is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or its Restricted Subsidiaries (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(c)          is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided,  however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided,  further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described under Section 4.10 and 4.14 and such repurchase or redemption complies with Section 4.07.

"DTC" means The Depository Trust Company.

"Eskom" means the South African electricity public utility doing business under the name Eskom.

"Equity Offering" means a public or private offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, after the Issue Date other than (x) any issuances pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees, (y)  an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

"Euroclear" means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith; provided that if the fair market value exceeds $50.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

"Franco Nevada Loan Agreement" means the loan available to Ezulwini Mining Company pursuant to a written gold purchase agreement dated November 5, 2009 among Ezulwini Mining Company and Franco Nevada GLW Holdings Corp., Gold Wheaton Gold Corp. and Franco Nevada (Barbados) Corporation (previously known as Gold Wheaton (Barbados) Corporation) in the amount of $50.0 million and under which R2.7 million was outstanding as at December 31, 2016.

"Global Notes Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

"Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Schedule 1 or Schedule 2 hereto, as applicable, issued in accordance with Section 2.01, Section 2.06(b), or Section 2.06(d).

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)          entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided,  however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

"Guarantor" means the Company and each Subsidiary Guarantor.

"Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"IFRS" means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time. All ratios and computations based on IFRS contained in this Indenture will be computed in conformity with IFRS.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided,  however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(a)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)          the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)           the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(d)          the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS;

(e)           Capitalized Lease Obligations and Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(f)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)          the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided,  however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(h)          the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(i)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

Notwithstanding the foregoing: (i) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest; (ii) in connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, the term "Indebtedness" will exclude post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided,  however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (iii) "Indebtedness" shall be calculated without giving effect to any increase or decrease in Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; (iv), Reclamation Obligations are not and will not be deemed to be Indebtedness; (v) any liabilities pursuant to any Deferred Revenue Financing Arrangement shall not be "Indebtedness"; (vi) for the avoidance of doubt, any liabilities of such Person in connection with letters of credit, banker's acceptances or other similar instruments (including reimbursement obligations with respect thereto provided it is satisfied within 30 days of Incurrence) issued to secure payment by the Company or any of its Restricted Subsidiaries of purchases of electricity from Eskom in the ordinary course of business shall not be "Indebtedness"; and (vii) any obligations under or in respect of Qualified Securitization Financings shall not be "Indebtedness".

In addition, "Indebtedness" of the Company and its Restricted Subsidiaries shall include (without duplication) Indebtedness described in the second preceding paragraph that would not appear as a liability on the balance sheet of the Company and its Restricted Subsidiaries if:

(a)           such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of the Company (a "Joint Venture");

(b)          the Company or any of its Restricted Subsidiaries is a general partner of the Joint Venture (a "General Partner"); and

(c)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of the Company or any of its Restricted Subsidiaries; and then such Indebtedness shall be included in an amount not to exceed:

(i)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Company or any of its Restricted Subsidiaries; or

(ii)          if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to the Company or any of its Restricted Subsidiaries, if the Indebtedness is evidenced by a writing and is for a determinable amount.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of internationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Initial Notes" has the meaning set forth in the recitals hereto.

"Initial Purchasers" means Citigroup Global Markets Inc., HSBC Bank plc, Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, The Standard Bank of South Africa Limited, .J.P. Morgan Securities plc, Mizuho International plc, Morgan Stanley & Co International plc, MUFG Securities EMEA plc., Rand Merchant Bank, a division of FirstRand Bank Limited (London Branch), RBC Capital Markets, LLC, Scotia Capital (USA) Inc and Société Générale.

"interest" with respect to each series of Notes means interest with respect thereto.

"Interest Payment Date" means June 27 and December 27 of each year to stated maturity of the applicable series of Notes.

"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers, suppliers or vendors in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS; provided that none of the following will be deemed to be an Investment:

(a)          Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(b)          endorsements of negotiable instruments and documents in the ordinary course of business; and

(c)          an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary of the Company for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.07,

(a)          "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary of the Company that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided,  however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary of the Company, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's aggregate "Investment" in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary of the Company;

(b)          any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(c)           if the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving pro forma effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB — (or the equivalent) by Standard & Poor's Ratings Services, or, if either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services no longer rates the Notes, any equivalent rating by another Rating Agency, in each case, with a stable or better outlook.

"Issue Date" means the date of this Indenture.

"Issuer" means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article V.

"Leverage Ratio" means, as of any date of determination with respect to any Person, the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) to (ii) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with IFRS are available; provided,  however, that:

(a)           if the Company or any of its Restricted Subsidiaries:

(i)           has Incurred any Indebtedness (other than Indebtedness that constitutes ordinary working capital borrowings) since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio includes an Incurrence of Indebtedness (other than Indebtedness that constitutes ordinary working capital borrowings), Consolidated EBITDA for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be:

(A)         the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(B)         if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(ii)          has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(b)          if since the beginning of such period, the Company or any of its Restricted Subsidiaries will have made any Asset Disposition or disposed of or discontinued (as defined under IFRS) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

(c)           if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger, amalgamation, consolidation or otherwise) will have made an Investment in any Restricted Subsidiary of the Company (or any Person that becomes a Restricted Subsidiary of the Company or is merged with or into the Company or any of its Restricted Subsidiaries) or an acquisition of assets, including any transaction or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(d)          if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Company or its Restricted Subsidiary during such period, Consolidated EBITDA will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For the purposes of this definition and the definitions of Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense and Consolidated Net Income, (a) whenever pro forma effect is to be given to any transaction or calculation, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company or an Officer of the Company (including in respect of anticipated expense and cost reductions and synergies) and (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed of trust, deemed trust, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

"Limited Guarantee" means a Guarantee by a Person organized other than in Delaware and South Africa, the amount of which is limited in order to comply with applicable requirements of law in the jurisdiction of organization of the applicable Person with respect to the enforceability of such Guarantee.

"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses, and federal, state, provincial, municipal and local taxes, and all foreign taxes, required to be paid or accrued as a liability under IFRS (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b)          all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(c)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any of its Restricted Subsidiaries after such Asset Disposition.

"Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

"New Holdco" has the meaning set forth in the definition of "Permitted Reorganization."

"Non-Guarantor" means any Restricted Subsidiary of the Company that is not a Guarantor.

"Non-Recourse Debt" means Indebtedness of a Person:

(a)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides   any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness), other than Indebtedness secured by Liens permitted by clause (y)  of the definition of Permitted Liens, or (b) is directly or indirectly liable (as a guarantor or otherwise), other than as a result of Indebtedness secured by Liens permitted by clause (y) of the definition of Permitted Liens;

(b)          no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness secured by Liens permitted by clause (y) of the definition of Permitted Liens, to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(c)           the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, other than in respect of Liens permitted by clause (y) of the definition of Permitted Liens.

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Note Guarantee" means, individually, any Guarantee of payment of the applicable series of Notes and the Company's other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

"Notes" means the Initial Notes of each series and any note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall also include any Additional Notes of each series that may be issued under a supplemental indenture and notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable U.S. federal or state law or under any foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Offering Memorandum" means the offering memorandum, dated June 20, 2017, relating to the sale of the Initial Notes.

"Offer to Purchase" means an Asset Disposition Offer or a Change of Control Offer.

"Officer" means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

"Officer's Certificate" means a certificate signed by an Officer of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Parent" means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

"Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Issuer, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

"Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in:

(a)           the Company or a Restricted Subsidiary of the Company;

(b)          any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i)           such Person becomes a Restricted Subsidiary of the Company; or

(ii)          such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(c)           cash and Cash Equivalents;

(d)          (a) endorsements for collection or deposit in the ordinary course of business and (b) receivables owing to the Company or any of its Restricted Subsidiaries created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided,  however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)           payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)           loans or advances to employees, Officers or directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount not in excess of $5.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(g)          any Investment acquired by the Company or any of any of its Restricted Subsidiaries:

(i)           in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or in satisfaction of judgments or otherwise in resolution or compromise of litigation, arbitration or disputes; or

(ii)          as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)          Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Disposition;

(i)           Investments in existence on the Issue Date, or an Investment consisting of any extension, modification, replacement or renewal of any such Investment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement or renewal only (a) as required by the terms of such Investment or (b) as otherwise permitted under this Indenture;

(j)           Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(k)          Guarantees issued in accordance with Section 4.09;

(l)           Investments made in connection with the funding of contributions under any non- qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(m)         surety and performance bonds and workers' compensation, utility, lease, tax and similar deposits in the ordinary course of business;

(n)          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(o)          any Investment in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing;

(p)          Similar Business Investments, together with all other Investments pursuant to this clause (p), in an aggregate amount not to exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets, at any one time outstanding (in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(q)          Investments arising from the transfer of non-performing assets to a Person in exchange for Capital Stock of such Person in an aggregate amount not to exceed $150.0 million at any one time outstanding (in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value); and

(r)           Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (r), in an aggregate amount not to exceed the greater of (x) $50.0 million and (y) 1.25% of Total Assets, at any one time outstanding (in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

"Permitted Liens" means, with respect to any Person:

(a)           pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b)          Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, Incurred in the ordinary course of business;

(c)           Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to IFRS have been made in respect thereof;

(d)          Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e)           minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)           Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(g)          leases, licenses, subleases and sublicenses of assets (including, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(h)          judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(i)           Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(i)           the aggregate principal amount of Indebtedness secured by such Liens does not exceed the aggregate amount of Indebtedness permitted to be Incurred pursuant to Section 4.9(b)(viii); and

(ii)          such Liens are created within 365 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any of its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

(j)           Liens arising solely by virtue of any statutory or common law provisions relating to Liens in favor of trustee and escrow agents, banker's Liens, margin Liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(i)           such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

(ii)          such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(k)          Liens arising from Uniform Commercial Code (or similar statutes in other jurisdictions) financing statement filings regarding operating leases entered into by the Company and any of its Restricted Subsidiaries in the ordinary course of business;

(l)           Liens existing on the Issue Date;

(m)         Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided,  however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary of the Company; provided,  further,  however, that any such Lien may not extend to any other property or assets owned by the Company or any of its Restricted Subsidiaries;

(n)          Liens on property at the time the Company or a Restricted Subsidiary of the Company acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided,  however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further,  however, that such Liens may not extend to any other property or assets owned by the Company or any of its Restricted Subsidiaries;

(o)          Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

(p)          Liens securing the Notes and the Note Guarantees;

(q)          Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (i), (l), (m), (n), (p), (r) and this clause (q) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(r)           any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(s)           Liens in favor of the Company or any of its Restricted Subsidiaries;

(t)           Liens under industrial revenue, municipal or similar bonds;

(u)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(v)          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(w)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(x)          Liens on the Capital Stock or Indebtedness of an Unrestricted Subsidiary; provided that such Liens do not encumber any assets or property other than the Capital Stock or Indebtedness of such Unrestricted Subsidiary;

(y)          Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(z)           Liens on Securitization Assets Incurred in connection with any Qualified Securitization Financing;

(aa)         Liens securing Indebtedness under the Franco Nevada Loan Agreement;

(bb)          Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount not to exceed the greater of (x) $250.0 million and (y) 5.00% of Total Assets, at any time outstanding; and

(cc)         Liens securing obligations under any Deferred Revenue Financing Arrangement.

"Permitted Reorganization" means a transaction comprising (x) the incorporation of a new direct Parent ("New Holdco") which, immediately after giving effect to the Permitted Reorganization, owns 100% of the Voting Stock of the Company and (y) the exchange of the entire issued and outstanding Voting Stock of the Company for the entire issued and outstanding Voting Stock of New Holdco; provided that (i) New Holdco is a Person organized and existing under the laws of South Africa, (ii) New Holdco expressly assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, (iii) the predecessor Company enters into a supplemental indenture to this Indenture pursuant to which it irrevocably and unconditionally guarantees on a joint and several basis the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture, (iv) immediately before and immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred or be continuing, (v) the predecessor Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with this Indenture, and (vi) the predecessor Company shall have delivered to the Trustee a certificate from the Board of Directors of New Holdco which confirms the solvency of New Holdco after giving effect to the Permitted Reorganization; provided that notwithstanding the foregoing only one Permitted Reorganization shall be permitted under this Indenture after the Issue Date. Upon completion of a Permitted Reorganization, New Holdco shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if New Holdco had been named as Company therein.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

"Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer as defined in Rule 144A.

"Qualified Securitization Financing" means any financing pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in any accounts receivable (and related assets) or inventory in any aggregate principal amount equivalent to the Fair Market Value of such accounts receivable (and related assets) or inventory of the Parent or any of its Restricted Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors or senior management of the Company) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors or senior management of the Company) at the time such financing is entered into and (c) such financing shall be non-recourse to the Company or any of its Restricted Subsidiaries except to a limited extent customary for such transactions. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Rand Revolving Credit Facility" means the facility agreement, dated as of November 15, 2016 among, inter alios, the Company, as borrower, the guarantors party thereto, Nedbank Limited, FirstRand Bank Limited, ABSA Bank Limited, The Standard Bank of South Africa Limited and Bank of China Limited Johannesburg Bank as mandated lead arrangers, and Nedbank Limited as agent, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"Rating Agency" means each of S&P and Moody's or, if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (as defined pursuant to Section 3(62) of the Exchange Act), as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

"Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

"Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary of the Company or an Unrestricted Subsidiary.

"Reclamation Obligations" means statutory, contractual, constructive or legal obligations associated with decommissioning of mining operations and/or mineral processing facilities and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties, plant and equipment (including any environmental bond, rehabilitation bond, guarantee of reclamation or rehabilitation obligations or similar arrangements which the Company or any of its Restricted Subsidiaries are required to provide under applicable environmental or mining law).

"Record Date" for the interest payable on any applicable Interest Payment Date means June 12 or December 12 (whether or not a Business Day) preceding such Interest Payment Date.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any of its Restricted Subsidiaries and Indebtedness of any of its Restricted Subsidiaries that refinances Indebtedness of another Restricted Subsidiary of the Company) including Indebtedness that refinances Refinancing Indebtedness; provided,  however, that:

(a)           (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes of either series, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes of each series, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the latest Stated Maturity of the Notes;

(b)          the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(c)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(d)          if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(e)           Refinancing Indebtedness shall not include Indebtedness of a Non Guarantor that refinances Indebtedness of the Company or a Guarantor.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

"Regulation S Permanent Global Note" means a Global Note substantially in the form of Schedule 1 or Schedule 2 hereto, as applicable, bearing the Private Placement Legend and the Global Notes Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of Notes of the applicable series sold in reliance on Regulation S.

"Regulation S Temporary Global Note" means a temporary Global Note in the form of Schedule 1 or Schedule 2 hereto, as applicable, bearing the Private Placement Legend, the Global Notes Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of Notes of the applicable series initially sold in reliance on Rule 903 of Regulation S.

"Regulation  S  Temporary  Global  Note  Legend"  means  the  legend  set  forth   in   Section 2.06(g)(iv) to be placed on the Regulation S Temporary Global Note.

"Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division – Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purpose of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement Legend and the Global Notes Legend.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Period" with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

"Restricted Subsidiary" of a Person means any direct or indirect Subsidiary of the referent Person (or if no such Person is specified, the Company) that is not an Unrestricted Subsidiary.

"Rights Offering" means the rights offering by the Company of 1,195,787,294 of its ordinary shares pursuant to a U.S. prospectus supplement and a South African shareholder circular, each dated May 18, 2017.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or its Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or its Restricted Subsidiary leases it from such Person.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"S&P" means Standard & Poor's Rating Services and any successor to its rating agency business.

"SEC" means the U.S. Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien on assets of the Company or such Restricted Subsidiary, excluding Capital Stock or Indebtedness of an Unrestricted Subsidiary.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Securitization Assets" means any accounts receivable or related assets and inventory subject to a Qualified Securitization Financing. For the purpose of this definition, for the avoidance of doubt assets related to accounts receivable include cash received on payment of the accounts receivable and accounts into which such cash is deposited.

"Senior Management" means the chief executive officer and the chief financial officer of the Company.

"Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation SX promulgated by the SEC, determined as of the date of the most recently completed financial statements of the Company and its Restricted Subsidiaries.

"Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any other business that is similar, reasonably related, incidental or ancillary thereto.

"Similar Business Investments" means Investments (other than Investments in Restricted Subsidiaries) made in (A) the ordinary course of, or of a nature that are customary in, the mining business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, producing, transporting, marketing, selling or distributing copper, zinc, gold, silver or other base or precious metals, concentrates, oxides and other products used, useful or created in the mining business, including through agreements, acquisitions, transactions, joint ventures, partnerships or contractual or other interests or arrangements which may permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, Investments made in connection with or in the form of (i) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (ii) operating agreements, developments agreements, area of mutual interest agreements, pooling agreements, service contracts, option agreements, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (B) Persons engaged in a Similar Business.

"Stated Maturity" means, with respect to any instrument or security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such instrument or security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

"Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company (other than an unincorporated joint venture) or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantor" means each Restricted Subsidiary of the Company in existence on the Issue Date that provides a Note Guarantee on the Issue Date and any other Restricted Subsidiary of the Company that provides a Note Guarantee after the Issue Date, in each case, in accordance with this Indenture; provided that upon release or discharge of any Restricted Subsidiary of the Company from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Subsidiary Guarantor.

"Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with IFRS, as shown on the most recent consolidated balance sheet of the Company; provided that, for purposes of calculating "Total Assets" for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

"Treasury Rate" means, as of any date of redemption of Notes of a series, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes); provided,  however, that if the period from the redemption date to June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes) is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trustee" means The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

"Unrestricted Global Note" means any Note in global form that does not bear or is not required to bear the Private Placement Legend.

"Unrestricted Subsidiary" means (x) Sibanye Gold Eastern Operations Proprietary Limited (unless designated as a Restricted Subsidiary pursuant to the terms of this Indenture), (y) any other Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (z) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)           such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b)          such Subsidiary has no Indebtedness other than Non-Recourse Debt;

(c)           such designation and the Investment of the Company in such Subsidiary complies with Section 4.07;

(d)          such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(e)           such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(i)           to subscribe for additional Capital Stock of such Person; or

(ii)          to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(f)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) on a pro forma basis taking into account such designation.

"U.S. Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

"USD Revolving Credit Facility" means the facility agreement, dated as of August 24, 2015 among, inter alios, the Company, as borrower, the guarantors party thereto, the Bank of America Merrill Lynch International as agent and Bank of America Merrill Lynch International and HSBC PLC as arrangers, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

"Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.          Other Definitions

Term	Defined in Section

"Additional Amounts"	2.13(a)

"Affiliate Transaction"	4.11

"Asset Disposition Offer"	4.10(c)

"Asset Disposition Offer Amount"	3.10(b)

"Asset Disposition Offer Period"	3.10(b)

"Asset Disposition Purchase Date"	3.10(b)

"Authentication Order"	2.02(c)

"Change of Control Offer"	4.14(a)

"Change of Control Payment"	4.14(a)

"Change of Control Payment Date"	4.14(b)

"Covenant Defeasance"	8.03

"Event of Default"	6.01(a)

"Excess Proceeds"	4.10(c)

"Expiration Date"	1.04(j)

"Initial Default"	6.04

"Legal Defeasance"	8.02(a)

"Note Register	2.03(a)

"Paying Agent"	2.03(a)

"payment default"	6.01(a)(v)(A)

"Payor	2.13(a)

"Registrar"	2.03(a)

"Reinstatement Date"	4.17(b)

"Relevant Taxing Jurisdiction"	2.13(a)(iii)

"Restricted Payment"	4.07(a)(iv)

"Successor Company"	5.01(b)(i)

Term	Defined in Section

"Successor Guarantor"	5.01(a)(iv)

"Suspended Covenants"	4.17(a)

"Suspension Period"	4.17(a)

"Taxes"	2.13(a)

SECTION 1.03.          Rules of Construction

Unless the context otherwise requires:

(a)           a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)           "or" is not exclusive;

(d)          words in the singular include the plural, and words in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)           unless the context otherwise requires, any reference to an "Appendix," "Article," "Section," "clause," "Schedule" or "Exhibit" refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(g)          the words "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(h)          the words "including," "includes" and other words of similar import shall be deemed to be followed by "without limitation";

(i)           references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(j)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(k)          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

SECTION 1.04.          Acts of Holders

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.04.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f)  below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)           The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01 (a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(b). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

(g)          Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)          Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary's standing instructions and customary practices.

(i)           The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)           With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE II

THE NOTES

SECTION 2.01.          Form and Dating; Terms

(a)           The Notes of each series and the Trustee's certificate of authentication with respect to Notes of such series shall be substantially in the form of Schedule 1 hereto (with respect to the 2022 Notes) or Schedule 2 hereto (with respect to the 2025 Notes), which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage or with the rules of the Depository or this Indenture, all as may be determined by the officers executing such Notes as evidenced by their execution of the Notes. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

(b)          Notes issued in global form shall be substantially in the form of Schedule 1 hereto (with respect to the 2022 Notes) or Schedule 2 hereto (with respect to the 2025 Notes) (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Schedule 1 hereto (with respect to the 2022 Notes) or Schedule 2 hereto (with respect to the 2025 Notes) (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes of the applicable series as shall be specified in the "Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes of the applicable series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of the applicable series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of the applicable series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note of the applicable series will be exchanged for beneficial interests in the Regulation S Permanent Global Note of such series pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note of each series, the Trustee will cancel the Regulation S Temporary Global Note of such series. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note of the applicable series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(c)           The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes of each series shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer or the Company pursuant to an Asset Disposition Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article III.

Additional Notes of each series ranking pari passu with Initial Notes of such series may be created and issued from time to time by the Company without notice to or consent of the Holders and shall (except as described under Article VI or Article IX) be consolidated with and form a single class with the Initial Notes of the applicable series and have the same terms as to status, redemption or otherwise (other than with respect to the issue date, the purchase price thereof and the date from which the interest accrues) as the applicable series of Initial Notes; provided that the Issuer's ability to issue Additional Notes shall be subject to the Company's compliance with Section 4.09. The Notes of a series and any Additional Notes of such series shall be substantially identical other than the Issue date, the issue price, the initial accrued interest date and the first interest payment date. Except as described under Article VI or Article IX, the Initial Notes of a given series and any Additional Notes of such series subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the corresponding Notes, provided that if the Additional Notes are not fungible with the applicable series of Notes issued on the Issue Date for U.S. federal income tax purposes the Additional Notes will have a separate CUSIP or ISIN number, if applicable. Unless the context requires otherwise, references to "Notes" for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in conclusively relying upon, in addition to the Opinion of Counsel and Officer's Certificate required by Section 12.04, an Opinion of Counsel (i) as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes, (ii) stating that the form and terms of such Additional Notes have been established by a supplemental indenture and pursuant to a resolution of the Board of Directors of the Issuer in conformity with the provisions of this Indenture and (iii) stating that all laws and requirements in respect of the execution and delivery by the Issuer of such Additional Notes have been complied with.

(d)          The provisions of the "Operating Procedures of the Euroclear System" and 'Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note of the applicable series and the Regulation S Permanent Global Note of the applicable series that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.          Execution and Authentication

(a)           At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Schedule 1 (with respect to the 2022 Notes) or Schedule 2 (with respect to the 2025 Notes) attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)           On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an "Authentication Order") authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.09.

(d)          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

SECTION 2.03.          Registrar and Paying Agent

(a)           The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and at least one office or agency where Notes may be presented for payment ("Paying Agent") including an office or agency for such purposes in the City of New York, which shall initially be the Corporate Trust Office of the Trustee. The Registrar shall keep a register of the Notes and of their transfer and exchange ("Note Register"). The Issuer may appoint one or more co- registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder; provided,  however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the Depositary's procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Affiliate incorporated or organized within the United States of America may act as Paying Agent (except for purposes of Article VIII) or Registrar.

(b)          The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as Paying Agent and The Bank of New York Mellon to act as Registrar for each series of Notes, for which the Trustee shall be Custodian. If, at any time, the Bank of New York Mellon is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each Interest Payment Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Note Register.

SECTION 2.04.          Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest, if any, on each series of Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Issuer or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee in writing of any action or failure to act as required by this Section. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for each series of Notes.

SECTION 2.05.          Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06.          Transfer and Exchange

(a)           Transfer and Exchange of Global Notes. Except as otherwise set forth in  this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a "clearing agency" registered under the Exchange Act and, in such case, a successor Depositary is not appointed by the Issuer within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes (although Regulation S Temporary Global Notes at our election pursuant to this clause may not be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S). Upon the occurrence of any of the preceding events in (i), (ii) or (iii)  above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided,  however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) and (c).

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided,  however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial  interests  that  are  not  subject  to  Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided,  further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Company. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Schedule 3 hereto, including the certifications in item (1) thereof; or

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Schedule 3Schedule 4 hereto, including the certifications in item (2) thereof.

(iv)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted  Global  Note  if  the  exchange  or  transfer  complies  with  the  requirements  of  Section 2.06(b)(ii) and the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Schedule 4 hereto, including the certifications in item (1)(a) thereof; or

(B)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Schedule 3 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Schedule 4 hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(b) thereof; or

(F)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend, and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii)          Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(A) and (C), a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Schedule 4 hereto, including the certifications in item (1)(b) thereof; or

(B)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Schedule 3 hereto, including the certifications in item (4) thereof.

and, in each such case set forth in this subparagraph (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of  Section 2.06(a)  and  satisfaction  of  the  conditions  set  forth  in  Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Schedule 4 hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(b) thereof; or

(F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Schedule 4 hereto, including the certifications in item (1)(c) thereof; or

(B)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Schedule 3 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Schedule 3 hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Schedule 3 hereto, including the certifications in item (2) thereof; or

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Schedule 4 hereto, including the certifications required by item (3) thereof, if applicable.

(ii)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Schedule 4 hereto, including the certifications in item (1)(d) thereof; or

(B)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Schedule 4 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           [Reserved]

(g)          Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)           Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY OF THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTES, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]"

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)          Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (Ill) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(iii)         [Reserved]

(iv)         Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

(h)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

(ii)          No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.07, Section 2.10, Section 3.06, Section 3.10, Section 4.10, Section 4.14 and Section 9.05).

(iii)         Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)          Neither the Issuer nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange Notes of the applicable series during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes of such series under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or Asset Disposition Offer.

(vi)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)        Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 2.03, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)       At the option of the Holder, Notes of a certain series may be exchanged for other Notes of the same series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.06.

(ix)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically via .pdf transmission.

(x)          None of the Trustee, the Paying Agent or the Registar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)         None of the Issuer, the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any beneficial owner in a Global Note, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Issuer, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Issuer, the Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Security. None of the Issuer, the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(xii)        Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

SECTION 2.07.          Replacement Notes

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer or the Trustee may charge for their expenses in replacing a Note, which may include any expenses of the Trustee.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same series duly issued hereunder.

SECTION 2.08.          Outstanding Notes

(a)           The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those described in this Section 2.08 as not outstanding and, solely to the extent provided for in Article VIII, Notes that are subject to Legal Defeasance or Covenant Defeasance as provided in Section 8.01. Except as set forth in Section 2.09, a

Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)          If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)           If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)          If a Paying Agent (other than the Issuer or a Subsidiary or any Affiliate thereof) holds, on the maturity date or any redemption date or date for repurchase of the applicable series of Notes money sufficient to pay Notes of such series payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.          Treasury Notes

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor under the Notes or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10.          Temporary Notes

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for Temporary Notes upon surrender of such Temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until so exchanged, the Holders and beneficial holders, as the case may be, of Temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11.          Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all canceled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Trustee shall retain all canceled Notes in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), and copies of the canceled Notes shall be provided to the Issuer upon the Issuer's written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Issuer acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of Indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12.          Defaulted Interest

(a)           If the Issuer defaults in a payment of interest on any series of Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the applicable series of

Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

SECTION 2.13.          Additional Amounts

(a)           All payments made by the Issuer, any Successor Issuer (as defined below) or any Guarantor (collectively, each a "Payor") on the Notes or a Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities with respect thereto) ("Taxes") unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i)           the United States, South Africa or any political subdivision or governmental authority of either thereof or therein having power to tax;

(ii)          any jurisdiction from or through which payment on any such Note or Note Guarantee is made by a Payor or its agents, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(iii)         any other jurisdiction in which a Payor is incorporated or organized, resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i), (ii) and (iii), a "Relevant Taxing Jurisdiction"),

will at any time be required from any payments made by a Payor with respect to any Note or Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will equal the amounts which would have been received in respect of such payments on any such Note or Note Guarantee in the absence of such withholding or deduction; provided,  however, that no such Additional Amounts will be payable for or on account of:

(iv)         any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership, holding or enforcement of such Note or Note Guarantee or the receipt of any payment in respect thereof;

(v)          any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder, after reasonable notice (such notice being given no less than 30 days before any deduction or withholding of Taxes with respect to any Note or Note Guarantee would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, all or part of such Taxes;

(vi)         any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Notes or Note Guarantees;

(vii)        any estate, inheritance, gift, value added, sales, use, or similar Taxes;

(viii)       any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is permitted or required for payment) more than 30 days after the relevant payment was first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(ix)         any Taxes imposed on or with respect to any payment to any Holder who is a fiduciary or a partnership or other than the sole beneficial owner of such Notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly;

(x)          any Tax that is imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection therewith, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to section 1471(b)(1) of the Code;

(xi)         any U.S. federal withholding Taxes imposed as a result of (i) a person's past or present actual or constructive ownership of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (ii) such holder being a bank receiving such interest pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in section 881(c)(3)(A) of the Code or (iii) such holder being a "controlled foreign corporation" within the meaning of section 957 of the Code that is related to the Issuer within the meaning of section 864(d)(4) of the Code; or

(xii)        any combination of the above.

(b)          The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request and will be made available at the offices of the Company.

(c)           If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee and the Paying Agent an Officer's Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional

Amounts arises, or the Payor becomes aware of such obligation, less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer's Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee and the Paying Agent will be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary.

(d)          Wherever in this Indenture, the Notes or the Note Guarantees there is mentioned, in any context:

(i)           the payment of principal;

(ii)          purchase prices in connection with a redemption or purchase of the Notes;

(iii)         interest; or

(iv)         any other amount payable on or with respect to the Notes or the Note Guarantees,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)           The relevant Payors will pay any present or future stamp, issue, registration, transfer, excise, court or documentary taxes, or any other property or similar Taxes that arise in any jurisdiction from the execution, delivery, registration or enforcement of the Notes or the Note Guarantees, this Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes after the initial offering thereof), excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the Holders for any such taxes paid by such Holders.

(f)           The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 2.14.          CUSIP and ISIN Numbers

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if it does, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

SECTION 2.15.          Computation of Interest

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE III

REDEMPTION

SECTION 3.01.          Notices to Trustee

If the Issuer elects to redeem Notes pursuant to Section 3.07 or Section 3.09, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before a redemption date, an Officer's Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

SECTION 3.02.          Selection of Notes to Be Redeemed or Purchased

(a)           If less than all of the Notes of a series are to be redeemed pursuant to Section 3.07 or Section 3.09 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed or (2) if the Notes of such series are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate, all in accordance with the procedures of the Depositary in the case of Global Notes. In the event of partial redemption or purchase by lot, the particular Notes of such series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes of such series not previously called for redemption or purchase.

(b)          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole number multiples of $1,000; no Notes of $200,000 or less shall be redeemed in part, except that if all of the Notes of a given series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not $200,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)           After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

SECTION 3.03.          Notice of Redemption

(a)           Subject to Section 3.10, the Issuer shall send, or cause to be sent (in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder's registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article XI.

(b)          The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(i)           the redemption date;

(ii)          the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(iii)         if any series of Notes is to be redeemed in part only, the portion of the principal amount of that series of Notes that is to be redeemed;

(iv)         the name and address of the Paying Agent;

(v)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)         that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)        the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)       that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c)           At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as  provided  in  Section 3.03(b).

Any redemption or notice of any redemption of any series of Notes may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuer's discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuer may provide in any notice of redemption that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person; provided,  however, that the Issuer will remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other Person fails to do so. Notice of any redemption in respect of an Equity Offering may be given prior to completion thereof.

Any such condition precedent will be described in the notice of redemption in reasonable detail. If any such condition precedent has not been satisfied, the Issuer will provide notice to the Trustee not less than two Business Days prior to the redemption date that such condition precedent has not been satisfied, and that either the notice of redemption is rescinded and the redemption subject to the satisfaction of such condition precedent shall not occur or, at the Issuer's discretion, the redemption date is delayed until such time as such condition precedent has been satisfied. The Trustee shall as promptly as practicable send a copy of such notice to the Holders of the applicable Notes.

SECTION 3.04.          Effect of Notice of Redemption

Once notice of redemption is sent in accordance with Section 3.03, unless such redemption is subject to one or more conditions precedent as described in Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.06, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

SECTION 3.05.          Deposit of Redemption or Purchase Price

(a)           By no later than 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest, if any, thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased.

(b)          If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest, if any, shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06.          Notes Redeemed or Purchased in Part

Upon surrender of a Note of a given series that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note of such series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer's Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.          Optional Redemption

(a)            On and after June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes), the Issuer may redeem such series of Notes, in whole or in part, on one or more occasions, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the 12-month period beginning on June 27 of each of the years indicated below:

2022 Notes

Year	Percentage
2019	103.0625%
2020	101.5313%
2021 and thereafter	100.000%

2025 Notes

Year	Percentage
2019	103.5625%
2020	101.7813%
2021 and thereafter	100.000%

(b)          Prior to June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes), the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (plus the aggregate principal amount of any Additional Notes of the same series) with funds in an aggregate amount not exceeding the aggregate Net Cash Proceeds of one or more Equity Offerings, in the case of the 2022 Notes, at a redemption price equal to 106.125% of the aggregate principal amount thereof, and in the case of the 2025 Notes, at a redemption price equal to 107.125% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that

(i)           at least 65% of the original aggregate principal amount of the Notes, (calculated after giving effect to any issuance of Additional Notes of the same series) remains outstanding immediately after each such redemption; and

(ii)          such redemption occurs within 120 days after the closing of the related Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(c)           At any time prior to June 27, 2019 (in the case of the 2022 Notes) or June 27, 2021 (in the case of the 2025 Notes), the Issuer may redeem the Notes in such series, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice mailed to each Holder or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

(d)          Except pursuant to clause (a), (b) or (c) of this Section 3.07 or pursuant to Section 3.09, the Notes shall not be redeemable at the Issuer's option prior to June 27, 2022 (in the case of the 2022 Notes) or June 27, 2025 (in the case of the 2025 Notes).

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

SECTION 3.08.          Mandatory Redemption: Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations so long as such acquisition does not otherwise violate the terms of this Indenture.

SECTION 3.09.          Optional Redemption for Taxation Reasons

(a)           The Issuer or Successor Issuer (as defined below) may redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' prior written notice to the Holders of the Notes (which notice will be irrevocable), with a copy to the Trustee and the Paying Agent, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer, a Successor Issuer or the relevant Guarantor determines in good faith that, as a result of:

(i)           any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(ii)          any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (i) and (ii), a "Change in Tax Law"), the Issuer, a Successor Issuer or the relevant Guarantor is, or on the next interest payment date in respect of the Notes or a Note Guarantee would be, required to pay any Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement to pay Additional Amounts cannot be made by the Issuer or another Guarantor without giving rise to an obligation to pay Additional Amounts), and such obligation cannot be avoided by taking reasonable measures available to the Issuer, the Successor Issuer or the relevant Guarantor (including, for the avoidance of doubt, making payments through a different Paying Agent). In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the Issue Date, such Change in Tax Law must be publicly announced and become effective on or after the Issue Date. In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the Issue Date, such Change in Tax Law must be publicly announced and become effective on or after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the predecessor of the Successor Issuer. No notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Issuer, a Successor Issuer or the relevant Guarantor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer, Successor Issuer or relevant Guarantor will deliver to the Trustee (a) an Officer's Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an Opinion of Counsel of recognized standing to the effect that the Issuer, Successor Issuer or Guarantor has or have been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer's Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry.

(b)          The foregoing will apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

(c)           In the event that the Issuer elects to redeem the Notes pursuant to the provisions set forth in Section 3.09(a), the Issuer shall deliver to the Trustee on Officer's Certificate stating that the Issuer is or will become obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this Section 3.09.

(d)          Any redemption pursuant to Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06. Any notice to redeem the Notes pursuant to this Section 3.09 shall not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts in respect of the Notes.

SECTION 3.10.          Offers to Repurchase by Application of Excess Proceeds

(a)           In the event that, pursuant to Section 4.10, the Company is required to commence an Asset Disposition Offer, the Company will follow the procedures specified below.

(b)          The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company or the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.10 (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn in response to the Asset Disposition Offer.

(c)           If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Asset Disposition Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date.

(d)          Upon the commencement of an Asset Disposition Offer, the Company or the Issuer shall send a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(i)           that the Asset Disposition Offer is being made pursuant to this Section 3.10 and Section 4.10 and the length of time the Asset Disposition Offer shall remain open;

(ii)          the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(iii)         that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(iv)         that, unless the Company and the Issuer default in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(v)          that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(vi)         that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer shall be required to (i) surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Company, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(vii)        that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company or the Issuer to purchase such Notes if the Company, the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(viii)       that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness tendered and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of

$200,000 or less shall be purchased in part; and

(ix)         that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e)           On or before the Asset Disposition Purchase Date, the Company or the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not validly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness so tendered and not withdrawn, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $200,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $200,000. The Company or the Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company or the Issuer in accordance with the terms of this covenant. In addition, the Company and the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Paying Agent, the Company or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company or the Issuer for purchase, and, if less than all of the Notes tendered are purchased pursuant to the Asset Disposition Offer, the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer's Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company and the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Company and the Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

Other than as specifically provided in this Section 3.10 or Section 4.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.06.

ARTICLE IV

COVENANTS

SECTION 4.01.          Payment of Notes

(a)           The Issuer shall pay or cause to be paid the principal, premium, if any, and interest, if any, on Notes of each series on the dates and in the manner provided in the Notes of the applicable Series. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than one of the Issuer or a Subsidiary, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes of each series to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.          Maintenance of Office or Agency

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03.          Reports

(a)           Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Trustee and the holders of Notes, within the time periods (including any extensions thereof) specified in the SEC's rules and regulations:

(i)           annual reports of the Company that would be required to be filed with the SEC on Form 20-F if the Company were required to file such reports; and

(ii)          all half-year and current reports of the Company that would be required to be furnished with the SEC on Form 6-K if the Company were required to furnish such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on form 20-F will include a report on the Company's consolidated financial statements by the Company's independent registered public accounting firm. To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the Trustee and holders of Notes. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.

(b)          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Subsidiaries are Significant Subsidiaries, then the half-yearly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)           The Company will not later than ten (10) Business Days after the time it (x) furnishes its annual and half-yearly reports to the Trustee and the holders of the Notes pursuant to Section 4.03(a)(i) and (ii) or (y) posts its half-year and annual reports on its website pursuant to Section 4.03(d), hold (or cause to be held) a conference call to discuss the information contained in such reports and, no fewer than two (2) Business Days prior to the date of the conference call required to be held in accordance with this paragraph, issue (or cause to be issued) a press release to appropriate wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call; provided that no such conference call will be required if (x) the Company has held a conference call prior to the furnishing or posting of the relevant annual or half-yearly report discussing the information contained in the relevant annual or half-yearly report and (y) the related press release announcing the time and date and access information described in this Section 4.03(c) in relation to such conference call is provided no fewer than two (2) Business Days prior to the date of such conference call.

(d)          If the SEC will not accept the Company's filings for any reason, the Company will post (or cause to be posted) the reports referred to in Section 4.03(a) on its website with no password protection within the time periods that would apply if the Company were required to file those reports with the SEC. In addition, the Company agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by this Section 4.03 with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)           It is understood that the Trustee will have no obligation to determine whether such information, documents or reports have been filed with the SEC or posted on the Issuer's website. The posting or delivery of such information, documents or reports to the Trustee is for informational purposes only and the Trustee's receipt of such information, documents or reports shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of the covenants under this Indenture, as to which the Trustee is entitled to rely exclusively on an Officer's Certificate.

SECTION 4.04.          Compliance Certificate

(a)           The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, an Officer's Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b)          When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default, receives such notice or becomes aware of such action, as applicable) send to the Trustee an Officer's Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.          Taxes

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.          Stay, Extension and Usury Laws

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.          Limitation on Restricted Payments

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)           declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries' Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(A)         dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(B)         dividends or distributions by a Restricted Subsidiary of the Company, so long as the Company or any of its Restricted Subsidiaries holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(ii)          purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company held by Persons other than the Company or any of its Restricted Subsidiaries (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(iii)         make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(A)         Indebtedness of the Issuer owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Issuer or any other Guarantor permitted under Section 4.09(b)(v); or

(B)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement of, Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(iv)         make any Restricted Investment

(all such payments and other actions referred to in clauses (i) through (iv) shall be referred to as a "Restricted Payment"), unless, at the time of and after giving pro forma effect to such Restricted Payment:

(A)         no Default shall have occurred and be continuing (or would result therefrom);

(B)         immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under Section 4.09(a); and

(C)         the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (without duplication and excluding Restricted Payments made pursuant to clauses 4.07(b)(i), (ii), (iii), (v), (vii), (viii), (ix) and (x)) would not exceed the sum of (without duplication):

(1)          50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2017 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(2)          100% of the aggregate Net Cash Proceeds or Fair Market Value of assets received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date other than:

(X)        Net Cash Proceeds or Fair Market Value of assets received by the Company from the issue or sale of such Capital Stock to a Restricted Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination; and

(Y)        Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the  provisions  set  forth  under  Section 3.07(b); plus

(3)          the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or any of its Restricted Subsidiaries (other than debt held by a Restricted Subsidiary of the Company) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(4)          an amount equal to:

(X)        100% of the aggregate amount received in cash and the Fair Market Value of non-cash assets received by means of repurchases or redemptions of Restricted Investments or Similar Business Investments by such Person, proceeds realized upon the sale of such Restricted Investment or Similar Business Investments to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any of its Restricted Subsidiaries (other than for reimbursement of tax payments) including dividends received from Unrestricted Subsidiaries, which amount in each case under this sub-clause was included in the calculation of the amount of Restricted Payments available (including Similar Business Investments); plus

(Y)       the Fair Market Value of the Investment in an Unrestricted Subsidiary that is being designated as a Restricted Subsidiary of the Company or the merger, amalgamation or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount in each case under this sub-clause was included in the calculation of the amount of Restricted Payments; provided,  however, that no amount will be included under this clause (4) to the extent it is already included in Consolidated Net Income; less

(5)          any Similar Business Investment subsequent to the Issue Date made pursuant to clause (p) of the definition of Permitted Investments.

(b)          The provisions of Section 4.07(a) shall not prohibit:

(i)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuer or any Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination); provided,  however, that the Net Cash Proceeds from such sale of Capital Stock to the extent used for such Restricted Payment will be excluded from Section 4.07(a)(iv)(C)(2);

(ii)          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Guarantor Subordinated Obligations, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to Section 4.09 and constitute Refinancing Indebtedness;

(iii)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any of its Restricted Subsidiaries made by exchange for or out of the proceeds of the substantially concurrent issuance or sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness; and provided that any such purchase, repurchase, redemption, defeasance or other acquisition or retirement is at a purchase price not greater than 100% of the principal amount of such Indebtedness plus accrued and unpaid interest and any premium required by the terms of such Indebtedness;

(iv)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Guarantor Subordinated Obligation of the Company (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (b) at a purchase price not greater than 100% of the principal amount thereof  in  accordance  with  provisions  similar  to  Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company or the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(v)          dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.07;

(vi)         the purchase, redemption or other acquisition, cancellation, payment upon vesting or retirement for value of Capital Stock or equity appreciation rights or share units of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case upon death, disability, retirement, severance or termination of employment or in connection with the repurchase, redemption or other acquisition, cancellation, payment upon vesting or retirement for value provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees approved by the Board of Directors; provided that such Capital Stock or equity appreciation rights or share units were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided,  further, that such repurchases, redemptions or other acquisition, cancellation, payment upon vesting or retirements for value pursuant to this clause (vi) will not exceed $10.0 million in the aggregate during any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year, not to exceed $20.0 million in any calendar year), although such amount in any calendar year may be increased by an amount not to exceed:

(A)         the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to existing or former employees or members of management of the Company or any of its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from Section 4.07(a)(iv)(C)(2); plus

(B)         the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(C)         the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (A) and (B) of this clause (vi);

(vii)        the declaration and payment of dividends to holders of any class or series of Disqualified Stock or Preferred Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense";

(viii)       repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities or similar securities if such Capital Stock represents a portion of the exercise price thereof (or withholding of Capital Stock to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities);

(ix)         payments in lieu of the issuance of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 4.07;

(x)          payments or distributions to holders of the Capital Stock of the Company or any of its Restricted Subsidiaries pursuant to appraisal or dissenting rights required under applicable law or pursuant to a court order in connection with any merger, amalgamation, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets;

(xi)         the declaration and payment of dividends on the Company's Common Stock in an amount not to exceed $80.0 million in the aggregate for any twelve-month period;

(xii)        in connection with a Permitted Reorganization;

(xiii)       any other Restricted Payment so long as after giving effect to such Restricted Payment on a pro forma basis, the Leverage Ratio would not exceed 1.75 to 1.00; and

(xiv)       other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (xiv) (as reduced by the Fair Market Value returned from any such Restricted Payments that constituted Restricted Investments) not to exceed $50.0 million, provided,  however, that at the time of and after giving pro forma effect to, any Restricted Payment permitted under clauses (v), (vii), (ix) and (xiv), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to such Restricted Payment. The amount of all Restricted Payments paid in cash shall be their face amount.

(c)           For purposes of designating any Restricted Subsidiary of the Company as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Investments in an amount determined as set forth in the definition of "Investment." Such designation will be permitted only if a Restricted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

(d)          For purposes of determining compliance with any U.S. dollar denominated restriction on Restricted Payments, the U.S. dollar equivalent of a Restricted Payment denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date the Company or the Restricted Subsidiary, as the case may be, first commits to such Restricted Payment.

SECTION 4.08.          Limitation on restrictions on distributions from restricted subsidiaries

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(i)           pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits;

(ii)          pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(iii)         make any loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness Incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(iv)         sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (i) or (iii) above).

(b)          The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(i)           this Indenture, the Notes and the Note Guarantees;

(ii)          any agreement or instrument existing on the Issue Date (except for this Indenture, the Notes or the Note Guarantees);

(iii)         (x) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof) or (y) any agreement or other instrument with respect to a Restricted Subsidiary of the Company that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary of the Company (but not created in contemplation thereof), in the case of (x) and (y) above, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or so designated or deemed, as applicable (including after- acquired property);

(iv)         any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement or instrument referred to in clauses (ii), (iii) or (v) of this Section 4.08(b); provided,  however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of Senior Management, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in clauses (ii), (iii) or (v) of this Section 4.08(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary of the Company or was merged into a Restricted Subsidiary of the Company, whichever is applicable;

(v)          (x) customary non-assignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder and (y) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary of the Company to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(vi)         Liens permitted to be Incurred under Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(vii)        purchase money obligations for property acquired and Capitalized Lease Obligations, in each case, that (x) are permitted under this Indenture and (y) impose encumbrances or restrictions of the nature described in Section 4.08(a)(iii) on the property so acquired;

(viii)       contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(ix)         restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(x)          any customary provisions in joint venture, partnership and limited liability agreements relating to joint ventures that are not Restricted Subsidiaries of the Company and other similar agreements entered into in the ordinary course of business;

(xi)         any customary provisions (including non-assignment and non-transfer provisions) in leases, subleases or licenses (including licenses of intellectual property) and other agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(xii)        encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order or required under any permit required for the ordinary course business of the Company and its Restricted Subsidiaries;

(xiii)       (w) other Indebtedness Incurred or Preferred Stock issued by a Guarantor in accordance with Section 4.09 that are not materially more restrictive, taken as a whole, than those applicable to the Company under this Indenture on the Issue Date (which results in encumbrances or restrictions on a Restricted Subsidiary of the Company comparable to those applicable to the Company) under this Indenture on the Issue Date, (x) other Indebtedness Incurred or Preferred Stock issued, in each case permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section 4.09, (y) any Deferred Revenue Financing Arrangement entered into subsequent to the Issue Date or (z) any Qualified Securitization Financing; provided that with respect to clauses (w), (x), (y) and (z), at the time of such Incurrence or issuance or entering into, such encumbrances or restrictions will not materially adversely affect the Company's ability to make principal and interest payments on the Notes as determined in good faith by the Board of Directors;

(xiv)       any  agreement  with  a  governmental  entity  providing  for developmental financing;

(xv)        customary non-assignment and non-transfer provisions of any contract, license or lease entered into in the ordinary course of business; and

(xvi)       customary encumbrances or restrictions contained in Hedging Obligations permitted to be Incurred under this Indenture.

SECTION 4.09.          Limitation on Indebtedness

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided,  however, that the Issuer and the Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis:

(i)           the Leverage Ratio for the Company and its Restricted Subsidiaries does not exceed 2.50 to 1.00; and

(ii)          no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or entering into the transactions relating to such Incurrence.

(b)          Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(i)            Indebtedness of the Issuer or any of the Guarantors Incurred under a Debt Facility and the issuance and creation of letters of credit and bankers' acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate amount not to exceed the greater of (x) $500.0 million and (y) 12.5% of Total Assets less the amount of prepayments or repayments of term Indebtedness with the proceeds from Asset Sales;

(ii)          Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes);

(iii)         Indebtedness of the Company and any of its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (i), (ii), (iv), (v), (vii), (ix), (x)  and (xi) of this paragraph) after giving pro forma effect to the use of proceeds of the Notes as described in the Offering Memorandum;

(iv)         Guarantees by (a) the Issuer or a Guarantor of Indebtedness permitted to be Incurred by the Issuer or a Guarantor in accordance with the provisions of this covenant; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantors of Indebtedness Incurred by Non-Guarantors in accordance with the provisions of this Indenture;

(v)          Indebtedness of the Company owing to and held by any of its Restricted Subsidiaries or Indebtedness of a Restricted Subsidiary of the Company owing to and held by the Company or any other Restricted Subsidiary of the Company; provided,  however, that:

(A)         if the Issuer is the obligor on Indebtedness owing to a Non- Guarantor, such Indebtedness is unsecured and expressly subordinated in right of payment in full to all obligations with respect to the Notes;

(B)         if a Guarantor is the obligor on such Indebtedness and a Non- Guarantor is the obligee, such Indebtedness is unsecured and expressly subordinated in right of payment to the Note Guarantee of such Guarantor; and

(C)         (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or any of its Restricted Subsidiaries; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries,

shall be deemed, in each case under this clause (v)(C), to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(vi)         Indebtedness (i) of any Person outstanding on the date on which such Person became a Restricted Subsidiary of the Company or was acquired by, or merged into or amalgamated or consolidated with the Company or any of its Restricted Subsidiaries or (ii) otherwise Incurred by the Company or any of its Restricted Subsidiaries to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of the Company or was otherwise acquired by, or merged into or amalgamated or consolidated with the Company or any of its Restricted Subsidiaries; provided,  however, in each case, that at the time such Person is acquired or such Indebtedness Incurred, either:

(A)         the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving pro forma effect to such transaction or series of related transactions and the Incurrence of such Indebtedness pursuant to this clause (vi); or

(B)         the Leverage Ratio of the Company and its Restricted Subsidiaries upon completion of such acquisition, merger, amalgamation or consolidation would be equal to or greater than such ratio immediately prior to such acquisition, merger, amalgamation or consolidation, after giving pro forma effect to such transaction or series of related transactions and the Incurrence of such Indebtedness pursuant to this clause (vi);

(vii)        Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(viii)       Indebtedness (including Capitalized Lease Obligations) of the Company or any of its Restricted Subsidiaries Incurred to finance the purchase, design, lease, construction, repair, replacement or improvement of any property (real or personal), plant or equipment used or to be used in a Similar Business through the direct purchase of such property, plant or equipment or the purchase of Capital Stock of any Person owning such property, plant or equipment (including any Indebtedness deemed to be Incurred in connection with any such purchase), and any Indebtedness of the Company or any of its Restricted Subsidiaries that serves to refund or refinance any Indebtedness Incurred pursuant to this clause (viii), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, will not exceed the greater of (x) $150.0 million and (y) 2.25% of Total Assets at any time outstanding;

(ix)         Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in respect of (a) workers' compensation claims, health, disability or other employee benefits; (b)  property, casualty or liability insurance, self-insurance obligations; and (c) statutory, appeal, completion, export, import, customs, revenue, performance, bid, surety, reclamation, remediation and similar bonds, letters of credit, completion guarantees, judgment, advance payment, customs, VAT or similar instruments issued for the account of the Company and any of its Restricted Subsidiaries provided in the ordinary course of business and not for borrowed money;

(x)          Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for customary indemnification, adjustment of purchase price, earn- out or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of any of its Restricted Subsidiaries, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that:

(A)         the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(B)         such Indebtedness is not reflected as indebtedness on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x));

(xi)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided,  however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(xii)        Indebtedness in the form of letters of credit and reimbursement obligations relating to letters of credit that are satisfied within 30 days of being drawn;

(xiii)       the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness that serves (or will serve) to refund or refinance any Indebtedness Incurred as permitted under Section 4.09(a) and clauses (ii), (iii), (vi) and this clause (xiii) of the second paragraph of this covenant;

(xiv)       Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums incurred in the ordinary course of business;

(xv)        Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements Incurred in the ordinary course of business;

(xvi)       Non-Recourse Debt;

(xvii)      Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly deposited to defease the Notes as described under Section 8.02; and

(xviii)     in addition to the items referred to in clauses (i) through (xvii) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xviii) and then outstanding, will not exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets; provided that the amount of Indebtedness Incurred pursuant to this clause (xviii) by Restricted Subsidiaries that are not Guarantors will not exceed the greater of $100.0 million and 2.25% of Total Assets.

(c)           The Company and the Issuer will not Incur, and the Company will not permit any Subsidiary Guarantor to Incur, any Indebtedness (excluding intercompany Indebtedness Incurred under clause (v)  of the preceding paragraph) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided,  however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis. No Restricted Subsidiary of the Company (other than a Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Issuer or a Guarantor.

(d)          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(i)           in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09(b), or is entitled to be Incurred pursuant to Section 4.09(a), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and may later reclassify all or a portion of such Indebtedness, in any manner that complies with this covenant; provided that any Indebtedness outstanding on the Issue Date under any Debt Facility (including the USD Revolving Credit Facility) will be treated as Incurred on the Issue Date under clause (i) of Section 4.09(b);

(ii)          guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii)         if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (i) of Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(iv)         the principal amount of any Disqualified Stock of the Company or any of its Restricted Subsidiaries, or Preferred Stock of a Non-Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof;

(v)          Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(vi)         the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction;

(vii)        the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS; and

(e)           to the extent any Indebtedness is Incurred under Section 4.09(c) substantially concurrently (but in any event on the same date) with other Indebtedness Incurred under clause (i) of Section 4.09(a), such other Indebtedness shall be, unless the Company elects otherwise, disregarded for purposes of the related calculation of the Leverage Ratio (but shall, for the avoidance of doubt, be included in any and all subsequent calculations of the Leverage Ratio to the extent then outstanding), including the application of proceeds therefrom.

(f)           Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(g)          In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary of the Company, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this covenant, the Company shall be in Default of this Section 4.09).

(h)          For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(i)           Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.10.          Asset Sales

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition unless:

(i)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(ii)          at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(iii)         an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied or committed to be applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and, if committed to be applied, such Net Available Cash is thereafter applied within 180 days of the date which is 365 days from such Asset Disposition (such 365 plus 180-day period, the "Asset Sale Commitment Period") as follows:

(A)         to repay and permanently reduce (and permanently reduce any commitments with respect thereto) Secured Indebtedness of the Company (other than any Disqualified Stock or Guarantor Subordinated Obligations) or Secured Indebtedness of a Restricted Subsidiary of the Company (other than any Disqualified Stock, Subordinated Obligations or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company;

(B)         to repay and permanently reduce (and permanently reduce any commitments with respect thereto) obligations under other Indebtedness of the Company that ranks equally in right of payment with the Notes (other than any Disqualified Stock or Guarantor Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock, Subordinated Obligations or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that with respect to any reduction of Obligations that rank equally in right of payment with the Notes pursuant to this clause (B), the Company shall equally and ratably reduce obligations under the Notes either (i) as provided under Section 3.07, (ii) through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer to all Holders to purchase their Notes at or above 100% of the principal amount thereof, plus, in each case, the amount of accrued but unpaid interest on the amount of Notes, in each case on a pro rata basis, the aggregate amount of which offer shall be equal to the aggregate amount that would reduce the Obligations under the Notes on an equal and ratable basis with such other Indebtedness that ranks equally in right of payment with the Notes based on the aggregate outstanding principal amount of the Notes and of such other Indebtedness;

(C)         to invest in Additional Assets;

(D)         to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Permitted Business;

(E)         to purchase the Notes pursuant to an offer to all holders of Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (a "Notes Offer"); or

(F)          a combination of repayments, reductions, purchases, investments and expenditures permitted by the foregoing clauses (A) through (E);

provided that pending the final application of any such Net Available Cash in accordance with this paragraph, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(b)          For the purposes of clause (a)(ii) above and for no other purpose, the following will be deemed to be cash:

(i)           any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all such Restricted Subsidiaries have been validly released from liability by all creditors in writing;

(ii)          any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii)         any securities, notes or other obligations received by the Company or any of its Restricted Subsidiaries from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and

(iv)         any Additional Assets.

(c)           Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the business day following the final day of the Asset Sale Commitment Period, if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company or the Issuer will be required to make an offer ("Asset Disposition Offer") to all Holders and, to the extent required by the terms of outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $200,000 and larger integral multiples of $1,000 in excess thereof. The Company or the Issuer shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company or the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes tendered pursuant to an Asset Disposition Offer and other Pari Passu Indebtedness tendered by holders thereof or lenders thereunder, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, regardless of the amount of Excess Proceeds used to purchase Notes pursuant to such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)          The Company and the Issuer will comply with all applicable securities laws and regulations and the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Disposition Offer or a Notes Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Asset Disposition or Notes Offer provisions of this Indenture, the Company and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their respective obligations under the Asset Sales provisions of this Indenture by virtue of such compliance.

SECTION 4.11.          Limitation on affiliate transactions

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving aggregate consideration in excess of $10.0 million, unless:

(i)           the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arm's-length dealings with a Person that is not an Affiliate;

(ii)          in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the Company has provided an Officer's Certificate to the Trustee stating that the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arm's length dealings with a Person that is not an Affiliate; and

(iii)         in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above).

(b)          The preceding paragraph (a) will not apply to:

(i)           any transaction between the Company and any of its Restricted Subsidiaries or between any Restricted Subsidiaries of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary of the Company for the benefit of the Company or any of its Restricted Subsidiaries, as the case may be, in accordance with Section 4.09;

(ii)          any Restricted Payment permitted to be made pursuant to Section 4.07 and any "Permitted Investments" (other than Permitted Investments as defined in clauses (b) or (q) of the definition thereof);

(iii)         any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment, consulting or similar agreements and severance and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers, directors and employees and consultants approved by the Board of Directors of the Company;

(iv)         the payment of reasonable and customary fees and reimbursements or employee benefits paid to, and indemnity provided on behalf of, directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries;

(v)          loans or advances (or cancellation of loans or advances) to employees, Officers or directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business, in an aggregate amount not in excess of $5.0 million (without giving effect to the forgiveness of any such loan) at any one time outstanding;

(vi)         any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of Senior Management, when taken as a whole, than the terms of the applicable agreements in effect on the Issue Date;

(vii)        any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation or consolidation and any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders in the good faith judgment of Senior Management when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation);

(viii)       transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions or agreements are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions or agreements in a comparable transaction or agreement by the Company or such Restricted Subsidiary with an unrelated Person;

(ix)         any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect securityholders of the Company (and the performance of such agreements);

(x)          any transactions in the ordinary course with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an equity interest in such Person;

(xi)         transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(xii)        (i) any merger, amalgamation, consolidation or other reorganization of the Company with an Affiliate in compliance with this Indenture solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction or (ii) any Permitted Reorganization;

(xiii)       the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Subsidiaries, on the one hand, and any other Person with which the Company and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand;

(xiv)       any employment, deferred compensation, consulting, non-competition, confidentiality or similar agreement entered into by the Company or any of its Restricted Subsidiaries with its employees or directors or consultants in the ordinary course of business and payments and other benefits (including bonus, retirement, severance, health, stock option and other benefit plans) pursuant thereto; and

(xv)        transactions in which the Company or any of its Restricted Subsidiaries delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms' length basis from a Person that is not an Affiliate.

SECTION 4.12.          Limitation on liens

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(i)           in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens; or

(ii)          in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property or assets that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (i) and (ii) above.

SECTION 4.13.          Corporate Existence

Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.14.          Repurchase at the Option of Holders upon Change of control

(a)           If a Change of Control occurs, unless the Company or the Issuer has given notice to redeem all of the outstanding Notes pursuant to Section 3.03 and Section 3.07 or 3.09, the Company or the Issuer will, within 30 days following such Change of Control, make an offer to purchase all of the outstanding Notes (a "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount of such outstanding Notes plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date of purchase).

(b)          The Company or the Issuer will mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)           that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company or the Issuer at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on Interest Payment Date falling on or prior to the Change of Control Payment Date);

(ii)          a description of the transaction or transactions that constitute the Change of Control and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

(iii)         that Notes must be tendered in multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)         that, unless the Company and the Issuer default in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(v)          that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to (i) surrender such Note, with the form entitled "Option of Holder to

Elect Purchase" on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Company, the Issuer, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)         that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company or the Issuer to purchase such Notes; provided that if the Company, the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the close of business on the 20th Business Day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)        that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $200,000 or an integral multiple of $1,000 in excess thereof); and

(viii)       any other instructions a determined by the Company or the Issuer, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(c)           On the Change of Control Payment Date, the Company or the Issuer will, to the extent lawful:

(i)           accept for payment all Notes or portions of Notes (of $200,000 or larger integral multiples of $1,000 in excess thereof) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so accepted for payment; and

(iii)         deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company or the Issuer in accordance with the terms of this covenant.

(d)          The Paying Agent will promptly pay to each Holder of Notes so accepted for payment the Change of Control Payment for such Notes, and the Trustee upon receipt of an authentication order from the Issuer will promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or integral multiples of $1,000 in excess thereof.

(e)           If the Change of Control Payment Date is on or after a record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(f)           Neither the Company nor the Issuer will be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase all of the outstanding Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer, and such third party purchases all Notes validly tendered and not withdrawn under such offer to purchase. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(g)          The Company and the Issuer will comply with all applicable securities laws and regulations and the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Company and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(h)          If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender such Notes pursuant to the Change of Control Offer and the Company or the Issuer, or any third party making a Change of Control offer in lieu of the Company and the Issuer as described above, elects to purchase all of the Notes validly tendered by such Holders, the Company, the Issuer or such third party will have the right upon notice given not more than 60 days following such tendering of Notes pursuant to the Change of Control Offer (and not less than 15 days prior to the date fixed for such redemption pursuant to the Change of Control Offer), to redeem on the date of redemption pursuant to the Change of Control Offer, any and all Notes that remain outstanding following such Change of Control Offer, at a price in cash equal to the Change of Control Payment.

SECTION 4.15.          Future guarantors

(a)           The Company will cause each of its Restricted Subsidiaries that becomes a guarantor of Indebtedness outstanding under the USD Revolving Credit Facility or that Guarantees any other Indebtedness of the Company or any Guarantor with an aggregate principal amount exceeding $50.0 million that is not a Guarantor to execute and deliver to the Trustee a supplemental indenture to this Indenture the form of which is attached in Schedule 5 hereto pursuant to which such Restricted Subsidiary will, subject to Sections 4.15(c) and (d), irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under this Indenture.

(b)          The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

(c)           Each Note Guarantee shall be released in accordance with Section 10.06 of this Indenture.

(d)          Notwithstanding anything to the contrary contained in this Indenture, a Note Guarantee provided pursuant to this Section 4.15 by Guarantors organized in jurisdictions other than Delaware and South Africa may be Limited Guarantees if the Board of Directors, in consultation with local counsel, makes a reasonable determination that such limitations are required due to legal requirements within such jurisdiction.

SECTION 4.16.          [Reserved]

SECTION 4.17.          Effectiveness of covenants

(a)           Following the first day on which:

(i)           each series of the Notes has an Investment Grade Rating from both of the Rating Agencies; and

(ii)          no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture: Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11 and Section 5.01 (collectively, the "Suspended Covenants")

If at any time either series of the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until such series of the Notes subsequently attains an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence); provided,  however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period."

(b)          On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) or 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or 4.09(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so  that  it  is  classified  under Section 4.09(b)(iii). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though provisions in Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(i).

(c)           During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(d)          The Company will provide the Trustee and the Holders with prompt written notice of any suspension of the Suspended Covenants or the subsequent reinstatements of such Suspended Covenants. The Trustee will have no duty to (i) monitor the ratings of the Notes or (ii) determine whether a Reinstatement Date has occurred.

SECTION 4.18.          Payments for Consent

(a) The Company will not, and will not  permit  any  of its Restricted  Subsidiaries to,  directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that this covenant shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where participation in such exchange offer is limited to Holders who are "qualified institutional buyers," within the meaning of Rule 144A or other similar qualified investors under other applicable securities laws, or non U.S. Persons, within the meaning of Regulation S.

ARTICLE V

SUCCESSORS

SECTION 5.01.          Merger and consolidation

(a)           The Issuer will not, directly or indirectly, merge with or into, or amalgamate or consolidate with, or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(i)           the, continuing, resulting, surviving or transferee Person (the "Successor Issuer") is a Person (other than an individual) organized and existing under the laws of any member state of the European Union (excluding Greece), the United Kingdom, Switzerland, Canada, any province or territory thereof, Australia, South Africa, any state of the United States or the District of Columbia;

(ii)          the Successor Issuer (if other than the Issuer) expressly assumes all of the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(iii)         immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)         immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)         the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(B)         the Leverage Ratio for the Company and its Restricted Subsidiaries would be no greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v)          if the Issuer is not the surviving corporation, each Guarantor (unless it is the other party to the transactions above, in which case clause (i) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Issuer's obligations under this Indenture and the Notes; and

(vi)         the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)          The Company will not, directly or indirectly, merge with or into, or amalgamate or consolidate with, or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(i)           the, continuing, resulting, surviving or transferee Person (the "Successor Company") is a Person (other than an individual) organized and existing under the laws of any member state of the European Union (excluding Greece), the United Kingdom, Switzerland, Canada, any province or territory thereof, Australia, South Africa, any state of the United States or the District of Columbia;

(ii)          the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(iii)         immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)         immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)         the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant Section 4.09(a) or

(B)         the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be no greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v)          if the Company is not the surviving corporation, each Guarantor (unless it is the other party to the transactions above, in which case clause (i) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company's obligations under this Indenture and the Notes; and

(vi)         the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)           Sections 5.01(b)(iii) and (iv) will not apply to:

(i)           any Restricted Subsidiary of the Company consolidating with, amalgamating with, merging with or into, winding up into or transferring all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary of the Company is distributed to any Person other than the Company;

(ii)          the Company consolidating with, amalgamating with, merging with or into or winding up into an Affiliate of the Company solely for the purpose of reincorporating the Company in any member state of the European Union (excluding Greece), the United Kingdom, Switzerland, Canada, any province or territory thereof, Australia, South Africa, any state of the United States or the District of Columbia; and

(iii)         the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the assets of the Company to New Holdco in a Permitted Reorganization.

In addition, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, merge with or into, or amalgamate or consolidate with, or wind up into, (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Issuer or another Guarantor) unless:

(iv)         (a) if such entity remains a  Subsidiary  Guarantor,  the  resulting,  surviving or transferee Person (the "Successor Guarantor") is a Person (other than an individual) organized and existing under the same laws as the Subsidiary Guarantor was organized under immediately prior to such transaction, the laws of any member state of the European Union (excluding Greece), the United Kingdom, Switzerland, Canada, any province or territory thereof, Australia, South Africa, any state of the United States or the District of Columbia;

(A)         if such entity remains a guarantor, the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(B)         immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(C)         the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up or disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with; and

(D)         the transaction does not violate Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(d)          Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into, or amalgamate or consolidate with, or wind up into, (whether or not the Subsidiary Guarantor is the surviving corporation), or transfer all or part of its properties and assets to any other Guarantor or the Issuer or (ii) merge with or into, or amalgamate or consolidate with, or wind up into, (whether or not the Subsidiary Guarantor is the surviving corporation), a Restricted Subsidiary of the Company for the purpose of reincorporating the Subsidiary Guarantor in any member state of the European Union (excluding Greece), the United Kingdom, Switzerland, Canada, any province or territory thereof, Australia, South Africa, any state of the United States or the District of Columbia, so long as the amount of Indebtedness of such Subsidiary Guarantor and its Subsidiaries is not increased thereby.

(e)           For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

SECTION 5.02.          Successor Entity Substituted

Upon any consolidation, merger, amalgamation, or arrangement, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer or a Guarantor, as applicable, is merged, amalgamated or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture, the Notes and the Note Guarantees with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as applicable, herein; provided that, in the case of a lease of all or substantially all its assets, the Issuer shall not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor shall not be released from its obligations under its Note Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.          Events of Default

(a)         Each of the following is an "Event of Default":

(i)           default for 30 days in any payment of interest on any Note when due;

(ii)          default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(iii)         failure by the Issuer or any Guarantor to comply with its obligations under Section 5.01;

(iv)         failure by the Issuer or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or the Notes;

(v)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee exists on or is created after the Issue Date, which default:

(A)         is caused by a failure to pay principal of such Indebtedness at final maturity thereof after giving effect to any applicable grace periods provided in such Indebtedness and such failure to make any payment has not been waived or the maturity of such Indebtedness has not been extended (a "payment default"); or

(B)         results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more (or its foreign currency equivalent);

(vi)         failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (or its foreign currency equivalent) (net of any amounts with respect to which a reputable and solvent insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable (the "judgment default provision");

(vii)        the Company or any Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, other than in connection with solvent reconstructions or reorganizations otherwise permitted under this Indenture, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences proceedings to be adjudicated bankrupt or insolvent or unable to pay its debts;

(B)         consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, compromise, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)         consents to the appointment of a custodian, receiver, interim receiver, business rescue practitioner, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)         makes a general assignment or compromise for the benefit of its creditors; or

(E)         generally is not paying its debts as they become due;

(viii)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent or unable to pay its debts;

(B)         appoints a custodian, receiver, business rescue practitioner, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)         orders the liquidation, business rescue, dissolution, readjustment or compromise of debt, reorganization or winding up of the Company, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(ix)         any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, denies or disaffirms its obligations under this Indenture or its Note Guarantee.

(b)          In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(i)           the default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured by the Company or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(ii)          (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.02.          Acceleration

If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01(a) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders (subject to the Holders having offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense) shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

If an Event of Default specified in clause (vii) or (viii) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.03.          Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.          Waiver of Past Defaults

The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any past or existing Default and rescind any acceleration with respect to the Notes and its consequences hereunder (including any related payment default that resulted from such acceleration), except:

(a)           a continuing Default in the payment of the principal, premium, if any, or interest, if any, on any Note held by a non-consenting Holder (including in connection with an Asset Disposition Offer or a Change of Control Offer); and

(b)          a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, in the case of the rescission of any acceleration with respect to the Notes and its consequences if, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely because a Default (the "Initial Default") already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and shall be deemed annulled, waived and rescinded without any further action required.

SECTION 6.05.          Control by Majority

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or any Note Guarantee, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not been offered an indemnity reasonably satisfactory to it.

SECTION 6.06.          Limitation on Suits

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)          the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c)           such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)           the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

SECTION 6.07.          Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the legal right of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Disposition Offer or a Change of Control Offer) shall not be impaired or affected without the consent of such Holder.

For the avoidance of doubt, no amendment to or deletion of any of the covenants of this Indenture in accordance with the amendment provisions of this Indenture, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to make any change in the provisions of this Indenture relating to the legal right of any Holder to receive payments of principal of, premium on, if any, or interest, if any, on the Notes.

SECTION 6.08.          Collection Suit by Trustee

If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest, if any, remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

SECTION 6.09.          Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10.          Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.          Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.          Trustee May File Proofs of Claim

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13.          Priorities

If the Trustee collects any money or property pursuant to this Article VI, or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, it shall pay out the money or property in the following order:

(a)           to the Trustee (including any predecessor trustee) and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b)          to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

(c)           to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

SECTION 6.14.          Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.01.          Duties of Trustee

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)          Except during the continuance of an Event of Default:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith or willful misconduct on its part, the Trustee may, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this Subsection (c) shall not be construed to limit the effect of subsections (b)  or (g) of this Section;

(ii)          the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

(d)          Subject to this Article VII, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

(g)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.          Rights of Trustee

(a)           In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)          The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(c)           Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both conforming to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officer's Certificate or Opinion of Counsel.

(d)          The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.

(e)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided,  however, that the Trustee's conduct does not constitute bad faith, willful misconduct or negligence.

(f)           The Trustee may consult with counsel of its selection, and the advice of such counsel, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith, in accordance with and in reliance thereon.

(g)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)          The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, the Company or any other Person that is a party to this Indenture, except as otherwise set forth herein, but the Trustee may require of the Issuer full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(i)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct.

(j)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct; (i) Except for an Event of Default under Sections 6.01(a)(i) or (ii) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received from the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. In the absence of any such notice or actual knowledge, and except for a default under Sections 6.01(a)(i) or (ii) hereof, the Trustee may conclusively assume that no Default or Event of Default exists.

(k)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(l)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(m)         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)          Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an order of the Issuer and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(p)          The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be updated and delivered to the Trustee at any time by the Issuer in its discretion.

SECTION 7.03.          Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights.

SECTION 7.04.          Trustee's Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee and its affiliates and any co-trustee, made in this Indenture.

SECTION 7.05.          Notice of Defaults

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder a notice of the Default within 30 days after such Default. The Trustee may withhold from the Holders notice of any continuing Default notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.          Reports by Trustee to Holders of the Notes

(a)           The Trustee shall transmit to Holders reports concerning the Trustee and its actions under this Indenture. The interval between transmission of reports to be transmitted at intervals shall be 12 months. Such report shall be due on March 1 of each year following the first issuance of Notes.

(b)          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Issuer shall promptly notify the Trustee in writing when any series of Notes are listed on any stock exchange and of any delisting therefrom.

SECTION 7.07.          Compensation and Indemnity

(a)           The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its services as shall be agreed to in writing from time to time by the Issuer, the Guarantors and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee, its agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, damage, taxes (other than taxes based upon, measured by or determined by the income of the Trustee), claim (whether asserted by the Issuer, a Guarantor, a Holder or any other person) or expense (including reasonable and documented compensation and expenses and disbursements of the Trustee's counsel) including the reasonable and documented costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the administration of this trust and the performance of its duties or in connection with the exercise or performance of any of its rights or powers hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee may have separate counsel of its selection and the Issuer shall pay the fees and expenses of such counsel reasonably acceptable to the Issuer; provided,  however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such defense unless there is a conflict of interest between the Issuer and the Trustee in connection with such defense as determined by Trustee in consultation with counsel. Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

(b)          To secure the Issuer's payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(c)           The Issuer's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.          Replacement of Trustee

(a)           The Trustee or any successor hereafter appointed may resign at any time by giving 30 days' prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Issuer shall remove the Trustee if:

(i)           the Trustee fails to comply with Section 7.10;

(ii)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)         a receiver or public officer takes charge of the Trustee or its property; or

(iv)         the Trustee otherwise becomes incapable of acting.

(b)          If the Trustee resigns or has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes may appoint a successor trustee. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor trustee to replace it with another successor trustee appointed by the Company.

(c)           The successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and address of the Corporate Trust Office of the Trustee. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor trustee, subject to the Lien provided for in Section 7.07.

(d)          If a successor trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.

(e)           If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to the Notes.

(f)           Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.          Successor Trustee by Merger

(a)           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation or banking association is otherwise eligible under this Indenture, be the successor Trustee.

(b)          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of the Trustee shall have.

SECTION 7.10.          Eligibility; Disqualification

The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of financial condition.

SECTION 7.11.          Appointment of Co-Trustee

(a)           Notwithstanding any other provisions of this Indenture, at any time for the purpose of meeting any legal requirement of any jurisdiction in which the Issuer may at the time be located in connection with the enforcement of any right or the taking of any action on behalf of the Holders of any Notes issued hereunder, the Trustee shall have the power and may execute and deliver all instruments necessary for the appointment of one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Each co-trustee or separate trustee hereunder shall be required to have a combined capital and surplus of at least $50,000,000 and the Trustee shall, at the expense of the Issuer, provide prompt notice to Holders of the appointment of any co-trustee or separate trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor and no notice to the Holders of the appointment of any co-trustee is or separate trustee shall be required under Section 7.08 hereof.

(b)          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)          the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or separate trustee hereunder. No co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any other co-trustee hereunder. No separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any co-trustee or any other separate trustee hereunder; and

(iii)         the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)          Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without appointment of a new or successor trustee.

SECTION 7.12.          Trustee’s Application for Instructions from the Issuer

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13.          Reliance on Officer’s Certificate

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, rely upon an Officer’s Certificate.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.          Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.          Legal Defeasance and Discharge

(a)           Upon the Issuer's exercise under Section 8.01 of the option applicable to this  Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of the applicable series and Note Guarantees of the applicable series on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)           the rights of Holders to receive payments in respect of the principal of, or interest (including Additional Amounts) or premium, if any, on such Notes when such payments are due from the trust referred to below;

(ii)          the Issuer's obligations with respect to the Notes concerning issuing Temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(iii)         the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

(iv)         the legal defeasance and covenant defeasance provisions of this Indenture.

(b)          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.          Covenant Defeasance

Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Section 3.10, Section 4.03, Section 4.07, Section 4.08,

Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.14, Section 4.15 and Section 4.17 and Section 5.01(a)(iv) with respect to the outstanding Notes of the applicable series, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees of such series, on and after the date the conditions set forth in Section 8.04 are satisfied ("Covenant Defeasance") and the Notes of such series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes of a series, the Issuer or the Company, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(iii) (only with respect to the failure of the Issuer to comply with Section 5.01(a)(iv)), Section 6.01(a)(iv), (only with respect to covenants that are released as a result of such Covenant Defeasance), Sections 6.01(a)(v), 6.01(a)(vi), Section 6.01(a)(vii) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries of the Company that, taken together would constitute a Significant Subsidiary), Section 6.01(a)(viii) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries of the Company that, taken together would constitute a Significant Subsidiary) and Section 6.01(a)(ix), in each case, shall not constitute Events of Default.

SECTION 8.04.          Conditions to Legal or Covenant Defeasance

(a)           The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to any series of Notes:

(i)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank or firm of independent public accountants without consideration of any reinvestment of interest, to pay the principal of or interest (including Additional Amounts), and premium, if any, due on each outstanding Note at its Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated maturity date or to a particular redemption date;

(ii)          in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)         in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)         such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this

Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(v)          no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(vi)         the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors' rights generally;

(vii)        the Issuer has delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(viii)       the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(ix)         the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of each Note at its applicable maturity or redemption date, as the case may be (which instructions may be contained in the Officer's Certificate referred to in clause (vi) above).

SECTION 8.05.          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

(a)           Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes of the applicable series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, on such Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

(c)           Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.          Repayment to the Company

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.07.          Reinstatement

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and the Guarantors' obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01.          Without Consent of Holders

(a)           Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend this Indenture, the Notes and the Note Guarantees to:

(i)           cure any ambiguity, omission, defect or inconsistency;

(ii)          provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under this Indenture, the Notes or the Note Guarantees in accordance with Section 5.01;

(iii)         provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)         to comply with the rules of any applicable Depositary;

(v)          (i) add Guarantors with respect to the Notes or (ii) release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(vi)         secure the Notes and the Note Guarantees;

(vii)        add covenants of the Company or its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor;

(viii)       make any change that does not materially adversely affect the legal rights under this Indenture of any Holder;

(ix)         evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(x)          conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the "Description of Notes" section of the Offering Memorandum to the extent that such provision in such "Description of Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, as set forth in an Officer's Certificate; or

(xi)         make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided,  however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities laws and regulations and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)          Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c)           After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.02.          With Consent of Holders

(a)           Except as provided in Section 9.01 and below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and any Note Guarantee with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (or, if such amendment or supplement relates solely to Notes of a particular series, the Holders of a majority in principal amount of the Notes of such series then outstanding) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

(b)          Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           The consent of the Holders will not be necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender.

(d)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company is required to give to the Holders a written notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to the Holders or any defect in such notice will not impair or affect the validity of the amendment, supplement or waiver.

(e)           Without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver under this Section 9.02 may:

(i)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)          reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(iii)         reduce the principal of or extend the Stated Maturity of any Note;

(iv)         waive a Default or Event of Default in the payment of principal of, Additional Amounts or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v)          reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under Section 3.07, Section 4.10 or Section 4.14 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except, with respect to clauses (ii) and (iii), amendments to the definitions of “Change of Control” or changes to any notice provisions, which may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (until the obligation to make a Change of Control Offer or Asset Disposition Offer has arisen);

(vi)         make any Note payable in a currency other than that stated in the Notes;

(vii)        impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

(viii)       make any change in the amendment or waiver provisions which require each Holder’s consent;

(ix)         modify or release any of the Note Guarantees in any manner adverse to the Holders of the Notes, other than in accordance with the terms of the Indenture; or

(x)          make any change to the ranking of the Notes or Note Guarantees, in each case in a manner that adversely affects the rights of the Holders of the Notes.

(f)           A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Note Guarantee by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.

For the avoidance of doubt, no amendment to or deletion of any of the covenants described in Article IV of this Indenture in accordance with the amendment provisions set forth in this Indenture, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to make any change in the provisions of this Indenture relating to the legal right of any Holder of Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Notes.

Notwithstanding the foregoing, if any amendment, waiver or other modification affects only the rights of Holders of Notes of a particular series, the Holders of Notes of the other series shall not be required to consent thereto (and in such case, only the consent of a majority in principal amount of the affected series of Notes or each Holder, as applicable, shall be required to consent thereto). For the avoidance of doubt, it is understood and agreed that any matter described in the preceding paragraphs that by its terms applies only to a particular series of Notes shall not be deemed to affect the rights of, or require the consent of, the Holders of the other series of Notes and shall require only the consent of the Holders of that particular series of Notes, as the case may be.

SECTION 9.03.          [Reserved]

SECTION 9.04.          Revocation and Effect of Consents

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)          The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

SECTION 9.05.          Notation on or Exchange of Notes

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue, and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.          Trustee to Sign Amendments, etc

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall  receive  and  (subject  to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE X

GUARANTEES

SECTION 10.01.        Guarantee

(a)           Subject to this Article X, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Company hereby fully and unconditionally guarantees the Guarantee of each

Guarantor on an unsecured, unsubordinated basis. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)           Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and I expenses (including reasonable and documented attorneys' fees and expenses) incurred by the Trustee or any Holder, in connection with the administration of this trust and the performance of its duties or in connection with the exercise or performance of any of its rights or powers hereunder, including in enforcing any rights under this Section 10.01.

(d)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)           Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)          In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)          Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02.        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer

Act or any similar federal, provincial or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SECTION 10.03.        Execution and Delivery.

(a)           To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)          Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantees shall be valid nevertheless.

(d)          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)           If required by Section 4.15, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article X, to the extent applicable.

SECTION 10.04.        Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 10.05.        Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waiver made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06.        Release of Note Guarantees

A Note Guarantee by a Subsidiary Guarantor will be automatically and unconditionally be released and discharged, upon:

(a)                      (i) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation, winding up or otherwise) of (i) all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company or (ii) the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of the Company, which sale, assignment, transfer, conveyance, exchange or other disposition in each case does not violate the provisions of this Indenture described under Section 4.14 and Section 5.01 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time); provided that all the obligations of such Guarantor under all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction;

(ii)          the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions in this Indenture; or

(iii)         upon repayment in full of the Notes or the Issuer's exercise of its legal defeasance option or covenant defeasance option in Section 8.02 or upon satisfaction and discharge of the Issuer's obligations under this Indenture in accordance with the terms of this Indenture;

(iv)         upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default has occurred or is continuing;

(v)          with respect to (x) Rand Uranium Proprietary Limited and (y) any Guarantor that became a Guarantor after the Issue Date and was required to provide such Guarantee pursuant to Section 4.15 upon such Guarantor being unconditionally released and discharged from its liability with respect to the Indebtedness that gave rise to the requirement to provide such Guarantee so long as no other Indebtedness guaranteed by the relevant Guarantor would result in the requirement that such Guarantor provide a Guarantee pursuant to Section 4.15 immediately after the release of such Guarantee; provided, that if such Guarantor has Incurred any Indebtedness under this Indenture in reliance on its status as a Guarantor, such Guarantor's obligations under the Indebtedness so Incurred are satisfied and discharged in full or are otherwise permitted to be Incurred under Section 4.09 by a Restricted Subsidiary that is not a Guarantor; and

(vi)         as described under Section 9, and

(b)          such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

The Note Guarantee of the Company will be automatically and unconditionally released and discharged upon the circumstances described in clauses (iii) and (vi) above and the delivery of the Officer's Certificate and Opinion of Counsel described in paragraph (b) above.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01.        Satisfaction and Discharge

(a)           This Indenture shall be discharged and will cease to be of further effect as to a series of Notes when either:

(i)           all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)          all Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the giving of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (if such deposit includes U.S. Government Obligations, in the opinion of a an internationally recognized investment bank or firm of independent public accountants) without consideration of any reinvestment to pay and discharge the entire

Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(A)         no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(B)         the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuers under this Indenture with respect to such series of Notes; and

(C)         the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at their applicable maturity or redemption date, as the case may be.

(b)          In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (A), (B), (C) and (D). Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(ii), the provisions of Section 11.02 and Section 8.06 shall survive.

SECTION 11.02.        Application of Trust Money

(a)           Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture, the Notes of the applicable series and the Note Guarantees with respect to such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest, if any, on any Notes of the applicable series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.        Reserved

SECTION 12.02.        Notices

(a)           Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

Stillwater Mining Company

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

Sibanye Gold Limited

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

with a copy (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof) to

Linklaters LLP One Silk Street

London EC2Y 8HQ United Kingdom

and Linklaters LLP

1345 Avenue of the Americas New York, NY 10105

United States

if to the Trustee:

The Bank of New York Mellon, London Branch One Canada Square, London E14 5AL

United Kingdom

Attention: Corporate Trust Division

The Issuer, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given, whether personally delivered, sent by facsimile or electronic transmission (in PDF format), or mailed by first-class mail to the address above in Section 12.02(a), shall be deemed duly given, regardless of whether the addressee receives such notice or communication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept and shall be deemed to be sufficiently given if so sent within the time prescribed. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)           The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in PDF format); provided,  however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)          If the Issuer sends a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.        Communication by Holders with Other Holders

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

SECTION 12.04.        Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)           an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05.        Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

(d)          a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06.        Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.        No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.        Governing Law

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09.        Waiver of Jury Trial

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE (IN ITS OWN CAPACITY AND NOT ON BEHALF OF HOLDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10.        No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.        Successors

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors and assigns. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 12.12.        Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.        Counterpart Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

SECTION 12.14.        Table of Contents, Headings, etc

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15.        U.S.A. PATRIOT Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the

Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

SECTION 12.16.        Payments Due on Non-Business Days

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

SECTION 12.17.        Submission to Jurisdiction.

Each Guarantor not organized in the United States shall appoint Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Note Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the County and City of New York. The Issuer and each Guarantor irrevocably and unconditionally submit to the non-exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees and for actions brought under the U.S. federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to the Issuer or any Guarantor at the address above in Section 12.02 shall be effective service of process against the Issuer or any Guarantor for any suit, action or proceeding brought in any such court. The Issuer and each Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Issuer and each Guarantor and may be enforced in any other courts to whose jurisdiction the Issuer is or may be subject, by suit upon judgment. The Issuer and each Guarantor further agree that nothing herein shall affect any Holder's right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

SECTION 12.18.        Waiver of Immunity.

To the extent that each of the Issuer and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Issuer and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Issuer and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Issuer and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 12.19.        Anti-Money Laundering, Terrorism and Economic Sanctions.

(a)           The Trustee and/or the Agents may take any action which they in their sole discretion consider appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any internal group policy (including any "Know Your Client" and/or other compliance policy) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Neither the Trustee nor the Agents will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Delegates or Agents pursuant to this Clause.

(b)          The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(c)          The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any repayments/reimbursements made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signatures on following page]

STILLWATER MINING COMPANY

By:	/s/ Charl Keyter
Name: Charl Keyter
Title Director

[Signature Page to Indenture]

SIBANYE GOLD LIMITED
as a Guarantor

By:	/s/ Charl Keyter
Name: Charl Keyter
Title Director

KROONDAL OPERATIONS PROPRIETARY UNITED
as a Guarantor

By:	/s/ Charl Keyter
Name: Charl Keyter
Title Director

RAND URANIUM PROPRIETARY LIMITED
as a Guarantor

By:	/s/ Charl Keyter
Name: Charl Keyter
Title Director

SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED
as a Guarantor

By:	/s/ Charl Keyter
Name: Charl Keyter
Title Director

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

[Signature Page to Indenture]

SCHEDULE 1

FORM OF 2022 NOTE

[FORM OF FACE OF 2022 NOTE]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Legend, if applicable, pursuant to the provisions of the Indenture]

Sch. 1-1

CUSIP [         ]

ISIN [     ]1

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

6.125% Senior Notes due 2022

No. [A-_] [S-_]

 [Up to]2[$                    ]

STILLWATER MINING COMPANY

promises to pay to [CEDE & CO.]3 [         ] or registered assigns the principal sum [$           (          Dollars), as revised by the Schedule of Exchanges of  Interests  in  the  Global  Note  attached  hereto]4 [of  $           (          Dollars)]5 on June 27, 2022.

Interest Payment Dates: June 27 and December 27, commencing December 27, 2017

Record Dates: June 12 and December 12

[1]	Rule 144A Note CUSIP: 86074Q AM4

Rule 144A Note ISIN: US86074QAM42

Regulation S Note CUSIP: U85969 AC4

Regulation S Note ISIN: USU85969AC41

[2]	Include in Global Notes
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

Sch. 1-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

STILLWATER MINING COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as Trustee

By:
Authorized Signatory:
Dated: [ ] [ ], [ ]

Sch. 1-3

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 27, 2017 (the “Indenture”) (and subject in all cases to the limitations set forth in Section 10.02 of the Indenture), between, among others, Stillwater Mining Company, a public limited company incorporated under the laws of Delaware (the “Issuer”), the Guarantors party thereto, The Bank of New York Mellon, acting through its London Branch, as Trustee and Principal Paying Agent and The Bank of New York Mellon as Registrar, (a) the due and punctual payment of the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

Sch. 1-4

[Reverse Side of Note]

6.125% Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST. Stillwater Mining Company, a corporation existing under the laws of the State of Delaware (the "Issuer") promises to pay interest on the principal amount of this Note at 6.125% per annum from and including June 27, 2017 until but excluding maturity. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) semi-annually in arrears on June 27 and December 27 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be December 27, 2017. The Issuer shall pay interest (including post -petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; to the extent lawful it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of 12 30-day months.

2.           METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 12 or December 12 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of this Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, London Branch, the trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent (except for purposes of Article VIII of the Indenture) or Registrar.

4.           INDENTURE. The Issuer issued the Notes under an Indenture, dated as of June 27, 2017 (the "Indenture") among Stillwater Mining Company, the Guarantors named therein and The Bank of New York Mellon, London Branch, as trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 6.125% Senior Notes due 2022. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The Notes and any Additional Notes of the same series issued under the Indenture shall be treated as a single class of securities under the Indenture (and shall for certain purposes be treated as a single class with the 2025 Notes as described in the Indenture). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Sch. 1-5

5.           REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.           PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.           AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.           DEFAULTS AND REMEDIES. The Events of Default relating  to  the  Notes  are  defined  in  Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.         AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.         GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Stillwater Mining Company

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

Sch. 1-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's legal name)
(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint to

transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your
Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Sch. 1-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10	[ ] Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of this Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000 provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date:

Your
Signature:
(Sign exactly as your name appears
on the face of this Note)
Tax
Identification
No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Sch. 1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

Sch. 1-9

SCHEDULE 2

FORM OF 2025 NOTE

[FORM OF FACE OF 2025 NOTE]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Legend, if applicable, pursuant to the provisions of the Indenture]

Sch. 2-1

CUSIP [         ]

ISIN [     ]6

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

7.125% Senior Notes due 2025

No. [A-_] [S-_]

[Up to]7[$             ]

STILLWATER MINING COMPANY

promises to pay to [CEDE & CO.]8  [             ] or registered assigns the principal  sum [$              (       Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]9  [of $               (       Dollars)10 on June 27, 2025.

Interest Payment Dates: June 27 and December 27, commencing December 27, 2017.

Record Dates: June 12 and December 12.

[6]	Rule 144A Note CUSIP: 86074Q AN2

Rule 144A Note ISIN: US86074QAN25

Regulation S Note CUSIP: U85969 AD2

Regulation S Note ISIN: USU85969AD24

[7]	Include in Global Notes
[8]	Include in Global Notes
[9]	Include in Global Notes
[10]	Include in Definitive Notes

Sch. 2-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

STILLWATER MINING COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory:
Dated: [ ] [ ], [ ]

Sch. 2-3

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 27, 2017 (the “Indenture”) (and subject in all cases to the limitations set forth in Section 10.02 of the Indenture), between, among others, Stillwater Mining Company, a public limited company incorporated under the laws of Delaware (the “Issuer”), the Guarantors party thereto, The Bank of New York Mellon, acting through its London Branch, as Trustee and Principal Paying Agent and The Bank of New York Mellon as Registrar, (a) the due and punctual payment of the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

Sch. 2-4

[Reverse Side of Note]

7.125% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST. Stillwater Mining Company, a corporation existing under the laws of the State of Delaware (the "Issuer") promises to pay interest on the principal amount of this Note at 7.125% per annum from and including June 27, 2017 until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on June 27 and December 27 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be December 27, 2017. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; to the extent lawful it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of 12 30-day months.

2.           METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 12 or December 12 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, London Branch, the trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent (except for purposes of Article VIII of the Indenture) or Registrar.

4.           INDENTURE. The Company issued the Notes under an Indenture, dated as of June 27, 2017 (the "Indenture") among Stillwater Mining Company, the Guarantors named therein and The Bank of New York Mellon, London Branch, as trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 7.125% Senior Notes due 2025. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The Notes and any Additional Notes of the same series issued under the Indenture shall be treated as a single class of securities under the Indenture (and shall for certain purposes be treated as a single class with the 2022 Notes as described in the Indenture). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.           REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Sch. 2-5

6.           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.           PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.           AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.           DEFAULTS AND REMEDIES. The Events of Default relating  to  the  Notes  are  defined  in  Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.         AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.         GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Stillwater Mining Company

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

Sch. 2-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's legal name)
(Insert assignee's sec. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint to

transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your
Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Sch. 2-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10	[ ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000 provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date:

Your
Signature:
(Sign exactly as your name appears
on the face of this Note)
Tax
Identification
No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Sch. 2-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

Sch. 2-9

SCHEDULE 3

FORM OF CERTIFICATE OF TRANSFER

Stillwater Mining Company

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Attention: Corporate Trust Division

Re: [6.125% Senior Notes due 2022] [7.125% Senior Notes due 2025]

Reference is hereby made to the Indenture, dated as of June 27, 2017 (the "Indenture") among Stillwater Mining Company (the "Issuer"), the Guarantors named therein and The Bank of New York Mellon, London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                    in such Note[s] or interests (the "Transfer") to                (the "Transferee") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.           [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made

Sch. 3-1

prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.           [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)          [ ] such Transfer is being effected to the Issuers or a subsidiary thereof; or

(c)           [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)          [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.           [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)           [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a

Sch. 3-2

Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.           [ ] CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUERS.

6.           [ ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUERS.

Sch. 3-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Sch. 3-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)         [ ] a beneficial interest in the:

(i)           [ ] 144A Global Note (CUSIP [    ]), or

(ii)          [ ] Regulation S Global Note (CUSIP [    ]), or

(b)         [ ] a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)         [ ] a beneficial interest in the:

(i)           [ ] 144A Global Note (CUSIP [    ]), or

(ii)          [ ] Regulation S Global Note (CUSIP [    ]), or

(iii)         [ ] Unrestricted Global Note (CUSIP [    ]), or

(b)         [ ] a Restricted Definitive Note; or

(c)          [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Sch. 3-5

SCHEDULE 4

FORM OF CERTIFICATE OF EXCHANGE

Stillwater Mining Company

Libanon Business Park,

1 Hospital Street (off Cedar Avenue),

Libanon, Westonaria, 1780,

South Africa

Facsimile: +27 11 278 9863

Attention: Charl Keyter

The Bank of New York Mellon

One Canada Square, London E14 5AL

United Kingdom

Attention: Corporate Trust Division

Re: [6.125% Senior Notes due 2022] [7.125% Senior Notes due 2025]

Reference is hereby made to this Indenture, dated as of [•] (the "Indenture") among Stillwater Mining Company, the Guarantors named therein and The Bank of New York Mellon, London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.           [ ] EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)           [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act") (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(b)          [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

Sch. 5-1

(c)           [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(d)          [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

2.           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a)           [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)          [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3.           [ ] CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

4.           [ ] CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

Sch. 5-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated

[Insert Name of Transferor]

By:
Name:
Title

Sch. 5-3

SCHEDULE 5

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this "Supplemental Indenture") dated as of [ ] [ ], 20[ ], among the guarantor listed below as a signing party (the "Additional Guarantor") a subsidiary of [Sibanye Gold Limited], a corporation existing under the laws of [the Republic of South Africa] (the "Company"), the Issuer and The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

WHEREAS, each of Stillwater Mining Company (the "Issuer") and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the "Indenture") dated as of June 27. 2017, providing for the issuance of an unlimited aggregate principal amount of 6.125% Senior Notes due 2022 (the "2022 Notes") and 7.125% Senior Notes due 2025 (the "2025 Notes" and, together with the 2022 Notes, the "Notes");

WHEREAS, this Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Issuer has requested and hereby requests that the Trustee join with the Issuer in the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Guarantor. The Additional Guarantor hereby agrees to be a party under the Indenture as a Guarantor and as such to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.

3.           Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.           Waiver of Jury Trial. EACH OF THE COMPANY, THE ADDITIONAL GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.           Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Sch. 5-4

6.           Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.           The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Additional Guarantor and the Issuer, and the Trustee assumes no responsibility for their correctness.

8.           Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall by bound hereby.

Sch. 5-5

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title

STILLWATER MINING COMPANY

By:
Name:
Title

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as Trustee

By:
Name:
Title

Sch. 5-6